SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                           -----------------------



                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported) - April 9, 1997



                           U.S. ENERGY SYSTEMS, INC.
                          -------------------------
            (Exact Name of Registrant as Specified in Its Charter)




         Delaware                  0-10238               52-1216347
         --------                  -------               ----------
 (State or Other Jurisdiction    (Commission            (IRS Employer
     of Incorporation)           File Number)           Identification No.)




515 North Flagler Drive, Suite 202, West Palm Beach, FL          33401
-------------------------------------------------------          -----
(Address of Principal Executive Offices)                       (Zip Code)




                                (561) 820-9779
------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
------------------------------------------------------------------------------
         (Former Name or Former Address; if changed Since Last Report)


Item 5.     Other Events.

     U.S. Energy Systems, Inc. (the "Company") previously reported in its quarterly report on Form 10-QSB for the quarter October 31, 1996 (Commission File Number 0-10238) that USE Geothermal LLC ("USE GEO"), a Nevada limited liability company which is 86.5% owned by the Company, had made a $300,000 loan to Reno Energy LLC ("Reno Energy"), payable over three years and bearing an interest rate of 9% per annum. In consideration for making the loan, USE GEO was granted an option to acquire a 50% equity interest in Reno Energy on or before December 31, 1996 for $1,000,000. The expiration date of the option was subsequently extended at an additional cost to USE GEO of $100,000 and an increased exercise price of $1,200,000.

     Rather than exercising its option, on April 9, 1997 USE GEO entered into and consummated a convertible loan agreement with Reno Energy (the "Loan"), pursuant to which USE GEO loaned Reno Energy an additional $1,200,000 and received a note (the "Note") in return. The Note matures on April 10, 2027, subject to acceleration upon the occurrence of certain events of default. The Note accrues interest at a rate of 12% per annum while the Reno Facility is being developed, provided that such interest will be waived in the event USE
GEO exercises its new option (the "Option") to convert the Note to an equity interest in Reno Energy or if Reno Energy pays all operating period interest (described in the following sentence) in a timely manner. After the Reno Facility has commenced commercial operations, Reno Energy will be required to pay interest on the Note based on a percentage (currently 50%) of (i) Reno Energy's net cash flow from operations and (ii) net cash proceeds from certain capital transactions, after payment of certain distributions to members of Reno Energy. The Note is secured by a first lien on all of the assets of Reno Energy and is personally guaranteed by Reno Energy's members. Such personal guarantees are, in turn, secured by a first lien and pledge of the respective guarantors' membership interest in Reno Energy.

     In consideration for making the Loan, USE GEO was granted the Option, pursuant to which USE GEO may convert, for no additional consideration, at any time prior to the maturity of the Note, its right to receive principal repayment of the Note into a 50% membership interest in Reno Energy. This percentage will be adjusted proportionally in the event of additional funding of Reno Energy by USE GEO or Reno Energy's members prior to the exercise of the Option.

     Reno Energy was formed to engage in the construction and operation of a geothermal heating plant in Reno, Nevada (the "Reno Facility"). Reno Energy has represented to the Company and USE GEO that it plans to use the proceeds of the Loan to provide preliminary engineering, design and financial services in connection with the Reno Facility, which is still in the planning and development stage. As of yet there are no contracts with any end users, nor are there approvals from local and state authorities to proceed with the construction of the Reno Facility.

     It is estimated that approximately $40,000,000 is required for construction, procurement and other costs associated with the commencement of operations of the Reno Facility. Such amount is expected to be financed through industrial revenue bonds or other conventional financing mechanisms. There is no guaranty, however, that such financing can be obtained on terms acceptable to Reno Energy.

     This Current Report on Form 8-K contains certain forward-looking statements which may involve certain risks and uncertainties. The actual results may differ materially from the results anticipated in these forward-looking statements as a result of factors set forth elsewhere in this report and the Exhibits filed herewith.


Item 7.     Financial Statement and Exhibits
-------     --------------------------------

            (c)     Exhibits.

     Exhibit No.             Description
     -----------             -----------

       10.33(a)        First Amended and Restated Loan
                       and Option Agreement, dated
                       April 9, 1997, by and between
                       USE Geothermal LLC, and Reno
                       Energy LLC, ART, LLC and FWC
                       Energy, LLC

       10.33(b)        Note in the amount of $1,200,000,
                       dated as of April 9, 1997, made
                       by Reno Energy LLC in favor of
                       USE Geothermal LLC

       10.33(c)        Security Agreement, dated as of
                       April 9, 1997, made by Reno Energy
                       LLC in favor of USE Geothermal LLC

       10.33(d)        Form of Security Agreement and
                       Collateral Assignment, entered into
                       by and between USE Geothermal LLC
                       and both FWC Energy LLC and ART LLC

       10.33(e)        Guaranty Agreement, dated as of April
                       9, 1997, made by FWC Energy LLC and
                       ART LLC in favor of USE Geothermal LLC


                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          U.S. ENERGY SYSTEMS, INC.


April 23, 1997
                          By:   /s/   Richard H. Nelson
                             ---------------------------
                              Richard H. Nelson
                              President and Chief Executive Officer

EXHIBIT NO. 10.33(a)

             FIRST AMENDED AND RESTATED LOAN AND OPTION AGREEMENT


          FIRST AMENDED AND RESTATED LOAN AND OPTION AGREEMENT, dated as of April 9, 1997, by and between USE Geothermal L.L.C., a Delaware limited liability company ("USEG" or "Lender") and Reno Energy, LLC, a Nevada limited liability company ("Borrower" or the "Company"), and ART, LLC, a Utah limited liability company ("ART") and FWC Energy, LLC, a Utah limited liability company ("FWCE").

                             RECITALS

     WHEREAS, USEG, formerly known as NRG Company LLC has made a $300,000.00 loan (the "First Loan") memorialized by a note in said amount from Borrower to USEG dated as of August 9, 1996 (the "First Note"); and

     WHEREAS, USEG, the Borrower, FWCE and ART executed a Loan and Option Agreement on or about August 15, 1996 (the "Loan and Option Agreement") which provided for, among other things, the issuance of an option to USEG to acquire a 50% interest in the Borrower on certain terms and conditions specified therein (the "Option"); and

     WHEREAS, USEG wishes to make and the Borrower wishes to receive, a $1,200,000.00 loan (the "Second Loan") memorialized by a note from Borrower to USEG in said amount of even date herewith (the "Second Note"); and

     WHEREAS, USEG, the Borrower, FWCE and ART wish to modify certain provisions of their agreement respecting the Option;

     NOW, THEREFORE, as an inducement to and in consideration of the consummation of the Second Loan, the Company, ART and FWCE hereby agree with and warrant and represent to USEG as follows:

     1.     Defined Terms.
            --------------

            (a) The "Letter of Intent" shall mean the letter agreement between Borrower and the Company, dated as of July 15, 1996 attached hereto as Exhibit "A" and made a part hereof.

            (b) The "Project" shall mean the development, ownership and operation of a geothermal heating district servicing the area in and around Reno, Nevada including all construction and permitting associated therewith. The Project specifically excludes any transactions resulting from or relating to electrical generation.

     2.     Representations and Warranties.
            -------------------------------

The Company, ART and FWCE jointly and severally represent and warrant to NRG that:

            (a)    Organization.
                   -------------

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. ART and FWCE are each limited liability companies duly organized validly existing and in good standing under the laws of the State of Utah. The Company, ART and FWCE are duly qualified to transact business and are in good standing in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by them require qualification. Attached hereto as Exhibit ____ and made a part hereof are correct and complete copies of their Articles of Organization, none of which have been amended. The Company, ART and FWCE have not executed an Operating Agreement.

            (b)    Ownership.
                   ----------

ART and FWCE each own 50% of the outstanding membership interests in the Company free and clear of all liens and encumbrances and no other party holds options or rights respecting membership interests in the Company or any rights to distributions of any kind from the Company or any rights respecting the Project.

            (c)    Subsidiaries.
                   -------------

The Company does not presently own or control, directly or indirectly, any interest in any other corporation, company, association or other business entity.

            (d)    Authorization.
                   --------------

The Company, ART and FWCE have the power to enter into this First Amended and Restated Loan and Option Agreement and the Second Note and to carry out their respective obligations thereunder. The Company reaffirms and ratifies its obligations under the First Note. The Company, ART and FWCE reaffirm and ratify their execution of the Loan and Option Agreement. All action on the part of the Company and ART and FWCE necessary for the authorization, execution, delivery and performance of this First Amended and Restated Loan and Option Agreement, the First Note and the Second Note and the transactions contemplated thereby has been duly taken. This First Amended and Restated Loan Agreement and Option Agreement, the First Note and the Second Note constitute the valid and legally binding obligations of the Company, ART and FWCE and are enforceable in accordance with their respective terms. Ronald E. Burch is the sole manager of each of the Company, ART and FWCE and under their respective Articles of Organization he is fully authorized to execute and deliver and bind each of the Company, ART and FWCE to the First Note, the Second Note, and this First Amended and Restated Loan and Option Agreement in accordance with their respective terms, without obtaining any other consents from the members of the Company, ART and FWCE.

            (e)    Governmental Consents.
                   ----------------------

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or ART or FWCE is required in connection with the execution, delivery, or performance of this First and Amended and Restated Loan and Option Agreement, the First Note or the Second Note or the Letter of Intent and the transactions contemplated thereby, which has not been obtained, granted or filed, except for Project related permits such as the operating permit, any construction permit, any environmental permits and other similar permits unrelated to the ownership of the Company.

            (f)    No Known Adverse Facts.
                   -----------------------
The parties recognize that obtaining certain governmental permits and debt or sale-leaseback financing is essential to the successful implementation of the Project. While the Company, ART and FWCE do not guarantee that such permits and financing shall be obtained, they warrant and represent that to the best knowledge of the Company, FWCE and ART (i) no applicable federal, state or local governmental authority has issued a denial or rejection, conditional or otherwise, in connection with any application for a license, permit, right of way, easement or approval required for the successful implementation of the Project or have stated their intention to do so, (ii) there are no known facts which would likely serve as a basis for a denial or rejection, conditional or otherwise of any such application for such license, permit, right of way, easement or approval required for the successful implementation of the Project, (iii) General Electric Credit Corporation and Bear Sterns and Company remain interested in effecting the financing for the Project and have made no statements to the Company which should suggest that they are not prepared to pursue discussions concerning a financing of the Project, and (iv) the Company has a reasonable expectation that it or Geo Energy LLC shall acquire the rights to sufficient geothermal resources on an economically feasible basis for the successful implementation of the Project; provided that in order to access such resources, the Company must obtain approvals or agreements from third parties including GECC which have not yet been obtained.

            (g)    No Breach; Consents.
                   --------------------

The execution, delivery and performance of this First Amended and Restated Loan and Option Agreement, the First Note, the Second Note and the Letter of Intent and the consummation of the transactions contemplated thereby do not and will not (with or without the passage of time or the giving of notice or both) constitute a breach or violation of or a default under (i) the Articles of Organization or Operating Agreement (if any) of the Company or ART or FWCE;
(ii) any applicable law, rule, regulation, judgment, decree, order, governmental permit or license, or (iii) any mortgage, indenture, contract, agreement, lease or other material instrument to which the Company, ART or FWCE is a party or by which the Company, ART or FWCE, or any of their properties or assets may be bound, or create any right in any party thereto to unilaterally modify, amend or terminate any such mortgage, indenture, contract, agreement, lease or other instrument. The execution, delivery and erformance of this Loan and Option Agreement, the Second Note, and the Letter of Intent and the consummation of those agreements will not require the onsent or approval of any person or entity which has not been obtained.

            (h)    No Violations.
                   --------------

The Company, ART and FWCE are not in violation of any applicable law, permit, rule, regulation, judgment, decree or order or any court or governmental entity, covenant or restriction and there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company, ART or FWCE.

            (i)    No Defaults.
                   ------------

The Company, ART and FWCE are not, nor have they received notice that they are or that they would be with the passage of time, in default or violation of any term, condition or provision of: (i) their Articles of Organization, or Operating Agreements (if any); (ii) any judgment, decree or order or (iii) any mortgage, deed of trust, guarantee, indenture, shareholder agreement, contract, agreement, management agreement, operating agreement, lease, operating licenses or other instrument to which they are a party or by which they or any of their properties or assets are bound including, without limitation, the Loan and Option Agreement and the First Note.

            (j)    Litigation.
                   -----------

There is no lawsuit, action, proceeding, audit or investigation pending or to the Company's or ART's or FWCE's knowledge threatened against the Company, ART or FWCE or the Project, by any person or entity (including, without limitation, governmental entities or agencies) of any nature whatsoever except for pending licensing proceedings. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate.

            (k)    Title to Property and Assets.
                   -----------------------------

The Company, ART, and FWCE own no material properties or assets other than certain proprietary plans, studies and permit applications. No person or entity has any legal or equitable interest in or lien on the property of the Company, ART or FWCE for expenses or in or to any revenues, profits, cash flow or gains therefrom or in respect thereto or to the Project other than a loan from USEG to the Company in the initial principal amount of $300,000.00. The membership interests in the Company to be issued to Lender upon exercise of the option described in paragraph 4 hereof shall be validly issued, fully paid and non-assessable and will be free of any liens and encumbrances and shall not be subject to any preemptive rights and shall represent 50% of the outstanding membership interests in the Company on a fully diluted basis.

             (l)   Financial Information.
                   ----------------------

Any financial statements, if any, including, without limitation, the Income Expense report dated April 8, 1997, the Expenditures by Month Report dated April 8, 1997, the May, June and July Budget dated April 8, 1997, the Construction Budget dated April 7, 1997, the Constsruction Costs for Phase I dated April 7, 1997 and the Four Twenty-Year proformas dated April 7, 1997 provided by the Company to USEG simultaneous with the execution hereof and annexed hereto relating to the Company will be complete and correct in all material respects and accurately present and describe the financial condition of the Company with respect to the time periods to which they relate. The Company, ART and FWCE have no liabilities, contingent or otherwise, whatsoever except as set forth in subsection k above. Any financial pro-formas provided to USEG by the Company are based upon information and assumptions which have a reasonable basis in fact at the time that they were issued and no adverse changes in information or assumptions have occurred which would render such pro-formas misleading or inaccurate in any material respect. USEG is hereby advised to, and does hereby agree to, independently review all financial assumptions and to make decisions based solely upon its independent review.

            (m)    Tax Returns.
                   ------------

The Company, ART and FWCE have timely filed all federal, state and local income, franchise, property and other tax returns and reports as required by law and have paid all taxes and other assessments shown therein to be due. The Company, ART and FWCE have no existing obligation to pay any assessments (special or otherwise) to any government entity and no government entity has made a claim or threatened to impose any such assessments, except for assessments reflected in the financial documentation provided by the Company to USEG on the date of this Agreement described in paragraph (l) above.

            (n)    Competition.
                   ------------

To the Company's knowledge there are currently no applications by any party other than Borrower pending, and to the Company's, ART's and FWCE's knowledge, contemplated, for a geothermal heating district in the area which the Company intends to service in its first phase. Two other heating districts currently exist in Reno.

            (o)    Disclosure.
                   -----------

All documents provided by the Company, ART and FWCE to the Lender or its agents constitute true, accurate and complete copies of the originals of such documents. To the knowledge of the Company, the Loan and Option Agreement, this First Amended and Restated Loan and Option Agreement, the First Note, the Second Note, the Letter of Intent and any other agreement, document, certificate or written statement furnished to Lender or its agents by or on behalf of the Company, ART and FWCE in connection with the transactions contemplated hereby or thereby do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

            (p)    Use of Proceeds.
                   ----------------

The $1,200,000.00 to be lent to the Company in connection with the Second Note may be distributed to FWCE and ART, which in turn may dispose of such funds as they see fit, it being understood that $200,000.00 of such funds in turn shall be distributed by FWCE and/or ART to Ronald E. Burch to provide Burch with the funds necessary to repay an outstanding loan of $200,000.00 to U.S. Energy Systems, Inc. Such $200,000.00 payment shall be netted out of the funding of the $1,200,000.00 loan for convenience and ease of administration.

            (q)    No Other Agreements.
                   --------------------

The Company is not a party to any agreements (including, without limitation, agreements related to indebtedness), letters of intent (other than letters of intent with customers disclosed to USEG), options or instruments other than this Agreement.

     3.     Covenants.
            ----------

The Company, ART and FWCE jointly and severally agree with Lender that:

            (a) Unless agreed to in advance in writing by Lender, until the exercise by the Lender of the Option described in paragraph 4 or the termination of such Option, (i) the Company shall issue no membership interests or options or rights with respect to membership interests in the Company or rights to distributions or allocations of any kind in the Company,
(ii) ART and FWCE shall not sell, hypothecate, assign or transfer or grant any option with respect to their membership interest in the Company (or any rights related thereto) or rights to distributions of any kind in the Company and shall not enter into any agreement to do so, and (iii) the owners of ART and FWCE shall not sell, hypothecate, assign or transfer or grant any option with respect to their membership interests in ART or FWCE or any additional membership interests in ART or FWCE.

            (b) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of interest and principal due under and in accordance with the terms of the Second Note, whichever comes latest, the Company shall not incur any indebtedness or issue any guaranty or indemnity except in the ordinary course of business or incur indebtedness in one transaction or a related series of transactions in excess of $100,000.00, without the prior written approval of the Lender.

            (c) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of the interest and principal due under and in accordance with the terms of the Second Note, whichever comes latest, the Company shall not make any distributions to any member and shall not pay any compensation of any kind to any member or any affiliate, officer, employee or owner of any member without the prior written approval of the Lender, except in accordance with an approved budget.

            (d) The Company shall comply with all applicable laws, regulations and ordinances and shall pay all taxes when they come due.

            (e) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of interest and principal due under and in accordance with the terms of the Second Note whichever comes latest, the Company shall not sell, assign, transfer, lease, pledge, hypothecate or otherwise dispose of its assets except in the ordinary course of business or with the prior approval of Lender, it being understood that a sale, transfer, lease, assignment or hypothecation of substantially all of the assets of the Company shall be considered outside the ordinary course of business.

            (f) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of interest and principal due under and in accordance with the terms of the Second Note, whichever comes latest, the Company, ART and FWCE shall not take any action to consummate any merger, joint venture, consolidation or other similar business combination or acquire the assets or ownership interests of any other entity or enter into any agreement to do so.

            (g) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of interest and principal due under and in accordance with the terms of the Second Note whichever comes latest, the Company shall not:

                   (i) make expenditures or enter into any agreement which obligates the Company to make expenditures which are (1) in excess of the expenditures authorized in the Annual Budget (defined herein) and (2) which individually or in the aggregate exceed $25,000 in any Budget Year,

                   (ii) enter into any transaction (or modify or terminate any agreement) with any individual or entity that is affiliated directly or indirectly with a manager or a member of the Company except for any transaction previously consented to in writing by the Lender,

                   (iii) deviate materially from the basic terms (e.g. price, credit and duration) for contracts relating to the purchase and sale of heat set forth in the Annual Budget,

                   (iv) compromise, waive or settle any claim by or against the Company in excess of $25,000,

                   (v)  change, modify or add to Company's purposes,

                   (vi)  confess a judgment against the Company,

                   (vii) adversely affect the status of the Company as a partnership for federal income tax purposes.

            (h) Until the exercise by Lender of the Option described in paragraph 4 hereof, full payment of interest and principal due under and in accordance with the terms of the First Note and full payment of interest and principal due under and in accordance with terms of the Second Note, whichever comes later, the Company, ART, FWCE, Ron Burch and Thomas Quinn shall not directly or indirectly, own, manage, operate or control, or be a stockholder, agent, consultant, employee, officer, director, joint venture party, or be affiliated or associated in any manner with any business, corporation, partnership, limited liability company, association, or other entity or individual which (i) sells geothermal heat on a retail and/or wholesale basis in the State of Nevada, or (ii) consummates the Project except in the name of the Company. The parties recognize that Lender would be irreparably harmed if this paragraph were breached and therefore the parties agree that a preliminary injunction and permanent injunction shall be issuable to restrain such violation without the posting of a bond.

            (i) The Company shall attempt in good faith through diligent continual efforts to consummate the Project including obtaining necessary permits and financing. The Company shall keep Lender informed on the progress of the Project on a regular, current basis.

            (j) The Company shall only use the proceeds from the Loan for the purposes described in paragraph 2(p).

     4.     Option.
            -------

In consideration of and as an inducement to the First Loan and the Second Loan by USEG, the Company hereby grants USEG or its designee a fully vested irrevocable option to acquire a 50% membership interest in the Company and all rights relating thereto on a fully diluted basis under the terms and conditions below.

            (a)    Exercise Consideration.
                   -----------------------

The consideration for the exercise of the Option shall be the conversion of USEG's rights to principal repayment and interest payment (except for accrued and unpaid interest relating to the Operating Period, as defined in the Second Note, which shall be paid in cash by the Company upon such conversion) under the Second Note into the 50% membership interest in the Company. USEG shall not be required to pay any additional consideration for the exercise of the Option. The parties fully acknowledge, understand and agree that such conversion constitutes the fair market value of the 50% interest in the Company. The First Note shall remain outstanding in accordance with its terms.
            (b)    Term of Option.
                   ---------------

The term of the Option shall commence on the day hereof and shall terminate upon the maturity of the Second Note in accordance with its terms; provided that in the event the President of the Company certifies in writing to USEG that as of the date of such certificate (i) all necessary permits, approvals, consents and licenses from any party for the successful implementation of the Project have been obtained, (ii) all necessary financing for the successful implementation of the Project has been irrevocably committed, (iii) all necessary permits, approvals, consents and licenses from any party for the exercise of the Option and USEG's participation in the Company have been obtained or are not required, and (iv) the warranties and representations contained in paragraph 2 hereof are true and correct in all material respects and that the Company, ART and FWCE have complied with all covenants contained in paragraph 3 hereof in all material respects; then in such event the Option term shall expire ten (10) days after receipt of such certification.

            (c)    Exercise of the Option.
                   -----------------------

The Option may be exercised by giving timely written notice, as set forth in paragraph 8(b) hereof, to the Company, addressed to its office, listed above,
Attention: Ron Burch. The Lender shall notify the Company at least two business days in advance of its intent to exercise the Option although it shall be under no obligation to do so. Upon receipt of the notice referred to in the previous sentence the Company, ART and FWCE shall provide Lender with a certificate executed by duly authorized officers of such companies that as of the date of the certificate the warranties and representations contained in paragraph 2 hereof are true and correct in all material respects and that the Company, ART and FWCE have complied with all covenants contained in paragraph 3 hereof in all material respects and the Company, ART and FWCE shall execute the Operating Agreement described in paragraph 4(d).

            (d)    Operating Agreement.
                   --------------------

Upon exercise of the Option, the First Amended Operating Agreement ("FAOA") for the Company, in the form annexed as Exhibit B, shall become effective.

     5.     Intentionally Omitted.
            ----------------------

     6.     Banking Fee.
            ------------

USEG shall have the right to arrange non-recourse Project Financing for the Project on terms acceptable to the Company for a period not to extend beyond July 1, 1998. USEG shall receive a banking fee equal to 1% of the amount raised plus reasonable and preapproved out of pocket expenses incurred by it in connection with such efforts. The banking fee shall be paid at the closing of the Project Financing. This fee will only be due and payable if a majority in interest of the members of the Company approve the financing transaction. In addition to the aforesaid banking fee, the parties shall use their best efforts to structure the terms of any debt financing for the Project to provide for transaction/development fees to be paid to USEG, ART and FWCE in the maximum amount which can be supported by the financing and which shall be split 50/50 between ART and FWCE on the one hand and USEG on the other hand.

     7.     Steamboat Contract.

            --------------------

In consideration of the loans made by USEG to the Company, the Company agrees that it will enter into a market-based 10 year contract to purchase from Steamboat I and IA ("SBI & IA") such of its geothermal heat requirements which SBI & IA can reasonably produce without a detriment to either current or future electrical production provided that a contract can be negotiated under market-based economically viable terms which are acceptable to the Company between the SBI & IA project owner, the land owner (Sierra Pacific Power Company), and any other material parties who could limit or control the use of the SBI & IA effluent hot water.

     8.     Additional Funding.
            -------------------

If the Company requires additional funds to meet its operating expenses, consistent with the Annual Budget or to meet bona fide capital needs, the Company shall notify USEG in writing setting forth in detail the uses for such funding and the amount of such funding and furnish USEG with written evidence that ART and FWCE together have pledged to fund 50% of such funding requirement as a capital contribution to the Company. Provided that USEG has not exercised the Option, USEG may fund the other 50% as a secured guaranteed loan under the terms set forth herein and the Second Note within 20 days of USEG's receipt of such notice. In the event USEG fails to fund such 50%, the Operating Period Percentage as defined in the Second Note may be readjusted proportionally in accordance with the Second Note and the Schedule 1 to the First Amended and Restated Operating Agreement shall likewise be adjusted proportionally to reflect such funding. The Second Note and this First Amended and Restated Loan and Option Agreement shall not otherwise be affected or modified. In the event ART or FWCE fail to fund 50% of any funding requirement, USEG shall have the right but not the obligation to fund such requirement and the calculation of Operating Period Interest in the Second Note shall likewise be adjusted proportionally and the Schedule 1 to the First Amended and Restated Operating Agreement shall likewise be adjusted in accordance with such schedule.

     9.     GEO Energy.
            -----------

Upon funding of the loan memorialized by the Second Note, USEG shall also have the right to acquire a 50% interest in GEO Energy, LLC ("GEO") or any other party formed by some or all of the principals of GEO to sell geothermal heat to the Company, for a purchase price of $1.00. However, in the event such option is exercised, it is understood that USEG will pay 50% of any direct out-of-pocket third-party costs which have been incurred in the formation of GEO or any other entity created to sell heat to the Company. These costs may include land purchase, lease acquisition or sublease rights. The parties shall commence negotiating an LLC Operating Agreement for GEO providing for 50/50 distributions of cash, profit and losses and 50/50 capital contributions. Governance, transfers, dissolution and administrative issues shall be treated in substantially the same manner as they are treated in the Reno Energy Operating Agreement.

     10.    Annual Budget.
            --------------

The Company has provided USEG with certain budgets described in paragraph 2(l) hereof. No later than the completion of construction of the Project, the Lender and the Company shall agree setting forth, on a reasonably detailed, line item basis, all items of anticipated revenue and expenses for the Company (the "Annual Budget") for the first year of Project operations. Prior to the completion of the first operating year and the completion of each operating year thereafter, the Lender and the Company shall agree on an annual budget for the upcoming operating year. The Annual Budget shall also include basic terms (including, without limitation, price, duration and payment terms) for any contracts entered into by Company for the sale of heat for the upcoming operating year. The Lender and the Company agree that they shall use all reasonable good faith efforts to reach agreement on an Annual Budget for each operating year. In the event they are unable to reach agreement, the Company shall proceed based on the Budget in effect for the previous operating year except that all items of revenue and expense shall be deemed increased by 5%.

     11.    General.
            --------

            (a)    This First Amended and Restated Loan and Option Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Letter of Intent and the First Note; (ii) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (iii) may be modified only by an instrument signed by the duly authorized representatives of the parties.

            (b) All notices, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by reputable overnight courier service, delivery next business day, addressed to the party to be notified as set forth below:

            If to NRG:
            ----------

            c/o Richard Nelson
            USE Geothermal, L.L.C.
            c/o U.S. Energy Systems, Inc.
            515 N. Flagler Drive
            Suite 202
            West Palm Beach, Florida 33401


            With a mandatory copy to:
            -------------------------

            Robinson Brog Leinwand Greene
            Genovese & Gluck P.C.
            1345 Avenue of the Americas
            New York, New York 10105
            (212) 586-4050
            Attn.:     Allen J. Rothman


            If to the Company and/or ART and/or FWCE
            ----------------------------------------


            Reno Energy L.L.C.
            c/o Ron Burch
            1010 Power Plant Drive
            Reno, Nevada  89511
            (702) 852-2079

Notices shall be deemed given when delivered one business day after being sent, with failure to accept delivery constituting delivery for this purpose. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

            (c) This First Amended and Restated Loan and Option Agreement shall be governed in all respects, including validity, interpretation and effect, by, and shall be enforceable in accordance with, the laws of the State of Nevada without reference to any conflict of law rules. If any provision of this Loan Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions. Any action to enforce must be brought in a state or federal court located within the State of Nevada. In any action brought to enforce this Agreement or the Second Note, the non-prevailing party shall pay the prevailing party's reasonable attorneys fees incurred in connection with such action.

            (d) The Company may not assign its rights or delegate is obligations under this Agreement with the prior written consent of Lender which may be withheld for any reason or no reason. This First Amended and Restated Loan and Option Agreement shall be binding and enure to the benefit of the heirs, successors and assigns of the parties. In the event USEG assigns any rights under the Note, in whole or in part, or in subdivided parts, USEG shall also have the right to similarly assign its rights hereunder to such assignors with the consent of the Company or Guarantors which shall not be unreasonably withheld.

            (e) All warranties representations and covenants contained herein shall survive the funding of the loans memorialized by the First Note and the Second Note and the exercise of any Option.



          IN WITNESS WHEREOF, the parties hereto have caused this First Amended and Restated Loan and Option Agreement to be duly executed as of the date first above written.


                                   USE Geothermal Company, LLC


                                   By: __________/s/________________
                                       Name:      Theodore Rosen
                                       Title:     Manager

ACCEPTED AND AGREED:
Reno Energy Company, LLC


By: ____________/s/___________________
    Name:     Ronald E. Burch
    Title:    President and Manager


ART, LLC


By: _____________/s/__________________
          Ronald E. Burch


Its: Manager


FWC ENERGY, LLC


By:  /s/   Ronald E. Burch
   -------------------------
Its: Manager



___________/s/________________________
Ronald E. Burch



___________/s/________________________
Thomas Quinn relating to paragraphs 3(a) and 3 (n) only

END EXHIBIT NO. 10.33(a)


EXHIBIT NO. 10.33(b)
                                     NOTE


PRINCIPAL AMOUNT:                                 DATE OF ISSUE: April 9, 1997

U.S. $1,200,000.00


     FOR VALUE RECEIVED, Reno Energy LLC., a Nevada limited liability company (the "Maker"), with an address at 1010 Power Plant Drive, Reno, Nevada 89511, hereby promises to pay, to the order of USE Geothermal L.L.C., a Delaware limited liability company, with an address at 515 N. Flagler Drive, Suite 202, West Palm Beach, Florida 33401 (the "Holder") the principal sum of $1,200,000.00, on April 9, 2027 or on the date of the exercise of the option described in paragraph 4 of the First Amended and Restated Loan and Option Agreement amongst Maker, Holder, FWC Energy LLC and ART LLC of even date, whichever comes first. Such date shall be the maturity date of this Note.

     1.     Development Period Interest.
            ----------------------------

From the date hereof until the day before the day the Maker commences the generation and commercial sale of geothermal heat (the "Development Period"), the interest rate on this Note shall be twelve (12%) percent per annum ("Development Period Interest"). Development Period Interest shall accrue until the last day of the Development Period, on which date all interest due and payable as of such date shall be paid; provided however, the Development Period Interest provided for hereunder shall be waived in the event (i) Holder exercises its option to acquire a 50% interest in Maker under the First Amended and Restated Loan and Option Agreement of even date among the Maker, the Holder and ART, LLC and FWC Energy, LLC (the "Option") or (ii) all Operating Period Interest is paid in accordance with the terms of this Note.

     2.     Operating Period Interest.
            --------------------------

In the event this Note is still outstanding as of the date on which Maker commences the generation and commercial sale of geothermal heat, (the period commencing on such date and terminating on the termination of this Note by maturity, acceleration or otherwise, shall be referred to herein as the "Operating Period"), the Maker shall pay the Holder interest equal to the Operating Period Percentage of Net Cash Flow and Net Cash Proceeds received by the Company during the Operating Period ("Operating Period Interest") which shall be calculated and paid as follows:

            (a) For purposes of this Note, the Operating Period Percentage shall be equal to the fraction in which the numerator shall be $1,200,000.00 plus any additional sums loaned by Holder to Maker pursuant to paragraph 8 of the First Amended and Restated Loan and Option Agreement and the denominator shall be $2,400,000.00 plus any additional sums loaned by Holder to Maker pursuant to paragraph 8 of the First Amended and Restated Loan and Option Agreement plus any additional sums contributed by ART and FWCE to Maker pursuant to paragraph 8 of the First Amended and Restated Loan and Option Agreement less any distributions made by Maker to ART and FWCE other than distributions of the proceeds of the loan memorialized by this Note. The Operating Period Percentage as of the date hereof is 50%.

            (b) For purposes of this Note, "Net Cash Flow" shall mean all cash funds of the Maker received from operations, less the sum of (i) current operating charges and expenses, (ii) debt or lease service payments (including, without limitation, principal, interest, expense reimbursements and legal fees) with respect to loans or other financial instruments approved by Holder other than the loan memorialized by this Note, provided that such loans do not violate any Transaction Document and (iii) the Members' Net Cash Flow Preference (defined below). Net Cash Flow shall not include Net Cash Proceeds.

            (c) For purposes of this Note, Members' Net Cash Flow Preference shall be calculated as follows:

                    During each of the first five Operating Fiscal Years (or
            six if shortened Operating Fiscal Years are required under this Section), a non-cumulative distribution of 20% of the Net Cash Flow (without taking into account the Members' Net Cash Flow Preference) received during such Operating Fiscal Year shall be paid to the members of the Maker provided that, in such Operating Fiscal Year, the Maker receives the following minimum Net Cash Flow (without taking into account the Members' Net Cash Flow Preference):

                  First Operating Year         $321,927
                  Second Operating Year         730,644
                  Third Operating Year        1,344,250
                  Fourth Operating Year       2,564,183
                  Fifth Operating Year        4,895,866

                    Notwithstanding the foregoing, the foregoing thresholds
            shall be adjusted in a manner that will render calendar years and Operating Fiscal Years coterminous. For example, if the Maker commences the generation and commercial sale of geothermal heat on October 1, 1998, the Operating Years and thresholds shall be reconfigured as follows:



                                  THRESHOLD
            First Operating Year     321,927 x .25 =      $   80,481.75
            10/1/97 - 12/31/97

            Second Operating Year    321,927 x .75 =      $   41,445.25
             1/1/98 - 12/31/98       730,644 x .25 =      $  182,661.00
                                                          -------------
                                                       $  424,588.25

            Third Operating Year     730,644 x .75 =      $  547,983.00
             1/1/99 - 12/31/99     1,344,250 x .25 =      $  336,062.50
                                                          -------------
                                                          $  884,045.50

            Fourth Operating Year  1,344,250 x .75 =      $1,008,187.50
            1/1/00 - 12/31/00      2,654,183 x .25 =      $  641,045.75
                                                          -------------
                                                          $1,649,233.25

            Fifth Operating Year   2,564,183 x .75 =      $1,923,137.25
             1/1/01 - 12/31/01     4,895,866 x .25 =      $1,223,966.50
                                                          -------------
                                                          $3,147,103.75

            Sixth Operating Year   4,895,866 x .75 =      $3,671,899.50
            1/01/02 - 9/30/02



                    In the event the Net Cash Flow for an Operating Fiscal Year is less than the applicable minimum Net Cash Flow, the preferential distribution for such year shall be reduced proportionally; e.g. if the Net Cash Flow for an Operating Year is 50% of the applicable minimum Net Cash Flow for such Operating Fiscal Year, then the Members' Net Cash Flow Preference shall be reduced to 10% of the Net Cash Flow received by the Maker for such Operating Fiscal Year.

            (d) For purposes of this Note, Net Cash Flow shall be determined by the Maker's regular accountants, provided they are approved in advance by the Holder, using the accrual method based on GAAP consistently applied. The accountants shall send a written determination of Net Cash Flow for each Operating Fiscal Year to Holder and Maker within 45 days of the close of each Operating Fiscal Year which shall include the calculations supporting such determination. Any Operating Period Interest based on Net Cash Flow shall be paid within 10 days of such calculation unless disputed by either party. If either Holder or Maker disputes such determination it shall send a written notice to the other within 10 business days of receipt of such determination setting forth the grounds of dispute. The parties shall either resolve such dispute within 10 business days of receipt of the dispute notice or they shall refer the dispute for an expedited resolution to the American Arbitration Association in Reno, Nevada so that distributions can be made in an expeditious manner. The arbitrator shall be an independent certified public accountant with at least 10 years experience relating to the energy business. The arbitrator shall only determine Net Cash Flow in accordance with the provisions of this Note. If for any Operating Fiscal Year there is a dispute between Holder and Maker respecting the calculation of Net Cash Flow, the Maker shall not distribute Net Cash Flow for such Year except pursuant to a direction signed by the Holder or the Maker or a written determination of Net Cash Flow by the arbitrator. In the event the distribution of Operating Period Interest has been delayed due to a dispute concerning Net Cash Flow as provided herein, any Operating Period Interest based on Net Cash Flow shall be payable within 10 days of such direction or written determination. In calculating the minimum yearly Net Cash Flow, amounts set forth in the table above shall, for any given year be reduced by the amount of debt service paid by the Company during such year which is attributable to the development/transaction fee paid by the Company pursuant to Section _____ of the First Amended and Restated Loan and Option Agreement. There shall be no deduction for debt service applicable to the banking fee earned by USEG described in such section 6.


            (e) For purposes of this Agreement "Operating Fiscal Year" means the 365 or 366 day period commencing on the day the Maker commenced the generation and commercial sale of geothermal heat from the Project and each anniversary date thereof.

            (f) For purposes of this Note, "Net Cash Proceeds" shall mean the cash proceeds to the Company resulting from Capital Transactions after payment of or provision for debts and obligations permitted under this Agreement (including, without limitation, any principal and interest payments due on the $300,000 Note from Maker to Holder dated as of August 9, 1996 and interest payments due on this Note but excluding the repayment of the principal amount of this Note), repairs and replacements, deduction of all expenses incurred in connection with raising such cash proceeds and satisfaction of liens pertaining thereto and the Members' Net Cash Proceeds Preference.

            (g) For purposes of this Note, "Capital Transaction" shall mean the financing, sale, exchange, condemnation, casualty or other disposition of the capital assets of the Maker or the issuance of membership interests in the Maker in a single or series of related transactions.

            (h) For Purposes of this Note, Members' Net Cash Proceeds Preference shall be calculated as follows:

                    During the first five Operating Fiscal Years (or six if
            shortened Operating Fiscal Years are required by this Note), a non-cumulative preferential distribution of 20% of the total distribution of Net Cash Proceeds (less all preferential distributions of Net Cash Flow made to Members prior to such distribution of Net Cash Flow pursuant to subparagraph (b) hereunder) to the members of the Maker.

            (i) Any Operating Period Interest based on Net Cash Proceeds shall be payable upon consummation of the Capital Transaction giving rise to such Net Cash Proceeds.

     3.     Intentionally Omitted.

     4. This Note may not be prepaid by Maker prior to maturity without the prior consent of Holder.

     5. The Maker covenants that it will duly and punctually pay or cause to be paid the principal of and interest on the Note according to the terms hereof. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

     6. The Maker covenants that, so long as the Note remains outstanding, it will maintain an office or agency in the state in which it is currently located where notices and demands to or upon the Maker in respect of the Note may be served and where the Note may be presented for payment.

     7. In case this Note shall become mutilated, destroyed, lost or stolen, the Maker shall execute and deliver a new Note, in exchange and substitution for the Note so mutilated, destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the maker such security or indemnity as may be reasonably requested by it, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Maker evidence to its satisfaction of the mutilation, destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Maker may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     8. In case of any one or more of the following events ("Event of Default") shall occur:

            (i) subject to paragraph 2(d) hereof, a default shall be made in the payment of any installment of interest or principal on this Note, or any replacement Notes issued in connection with an assignment of a divided interest in this Note, when and as such installment of interest or principal shall become due and payable, and such default shall continue for a period of three (3) days after written notice thereof shall have been given to the Maker by the Holder or an assignee of Holder; or

            (ii) an encumbrancer shall take possession of or a receiver or similar officer shall be appointed for the whole or any part of the assets, rights or revenues of the Maker or ART, LLC ("ART") or FWC Energy, LLC ("FWCE"), or a distress execution, sequestration or other process shall be levied or enforced upon or against any part of the assets, rights or revenues of the Maker or ART or FWCE and shall not be discharged within sixty (60) days; or

            (iii) The Maker or ART or FWCE shall suspend payments of their debts or default under any agreement to which they are a party or guarantor relating to indebtedness in excess of $150,000.00, or shall be unable or shall admit inability to pay their debts as they fall due or shall propose or enter into any composition or other arrangement for the benefit of its creditors generally, or they shall commence proceedings in relation to reconstruction or readjustment of debts generally; or

            (iv) the Maker or ART or FWCE shall transfer, sell, pledge, assign or lease substantially all of its assets to a third party except pursuant to a transaction approved by Holder in advance in writing which approval may be withheld for any reason or no reason; or

            (v) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Maker, ART, FWCE or any of their affiliates (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for Maker or ART or FWCE is appointed, or Maker or ART or FWCE makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or an attachment or execution is levied against any of the assets of Maker or ART or FWCE; or

            (vi) ART or FWCE shall transfer, assign, pledge or sell its interest in Maker or Ron Burch shall transfer, assign, pledge or sell his ownership interest in ART or FWCE; or

            (vii) the Maker or ART or FWCE shall breach a written covenant in any Transaction Document, or any written warranty or representation made by or on behalf of Maker or any guarantor of this Note in any Transaction Document proves to have been false or misleading in any respect on the date when made or deemed made. For purposes of this paragraph a Transaction Document includes the First Amended and Restated Loan and Option Agreement amongst Maker, ART or FWCE and Holder of even date, the Security Agreement between Holder and Maker of even date, securing Maker's obligations under this Note, the Guaranty of FWCE and ART of even date, the Security and Pledge Agreements between FWCE and Holder and ART and Holder of even date, the Note from Maker to Holder in the amount of $300,000 dated August 9, 1996, and any document executed or delivered by the Maker or ART or FWCE in connection with the transactions described in the Letter of Intent between Holder and Maker dated July 15, 1996;

            (viii) the Maker does not obtain an operating permit from the Nevada Public Service Commission for the Project (as defined in the First Amendment and Restated Loan and Option Agreement) on or before December 31, 1997 or such body issues a non-appealable determination denying such permit; provided that if as of such date such permit or financing as applicable has not been denied and Maker is diligently pursuing such permit and/or financing, the foregoing dates shall be extended by an additional six (6) months unless during such six (6) month period, such permit and/or financing is denied or Maker ceases pursuing such permit and/or financing, in which case an event of default shall be deemed to have occurred on the date of such denial or on the date such efforts cease, whichever comes first;

            (ix) the Maker does not consummate debt or sale lease-back financing for the Project equal to or in excess of $30,000,000.00 on or before June 30, 1998; provided that if as of such date such permit or financing as applicable has not been denied and Maker is diligently pursuing such permit and/or financing, the foregoing dates shall be extended by an additional six (6) months unless during such six (6) month period, such permit and/or financing is denied or Maker ceases pursuing such permit and/or financing, in which case an event of default shall be deemed to have occurred on the date of such denial or on the date such efforts cease, whichever comes first;

            (X) any federal, state or local governmental authority including, without limitation, the Nevada Public Service Commission or court of competent jurisdiction makes a determination that Holder may not exercise the Option or hold a debt or equity interest in Maker under the terms of this Note or the First Amended and Restated Operating Agreement or Holder receives a legal opinion that the exercise of such Option or the holding of such debt interest violates any applicable federal, state or local law, regulation or ordinance, then and in each and every such case, unless the principal of the Note shall then be due and payable, the Holder, by notice in writing to the Maker, may declare the outstanding principal balance under this Note, and all interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein to the contrary notwithstanding, provided, however, that Holder shall give a written notice of default and Maker shall have 10 days after receipt of such notice to cure the default specified in the Notice. If default is timely cured, the notice of default shall be deemed null and void and the Note shall be deemed in good standing.

            (a) In case the Holder shall have proceeded to enforce any right hereunder and such proceedings shall have been discontinued or abandoned or cured because of a rescission or annulment or for any other reason or shall have been determined adversely to the Holder, then, and in every such case, the Maker and the Holder shall be restored respectively to their positions and rights hereunder, and all rights, remedies and powers of the Maker and the Holder shall continue as through no such proceedings had been taken.

            (b) From and after the occurrence of an uncured Event of Default, all amounts due and unpaid hereunder shall, to the extent permitted by law, bear interest until paid, at the lesser of 15% per annum and the maximum rate permitted under applicable law, such interest shall be calculated on the basis of 360 day year.

     9. Maker shall pay principal, interest and other amounts under, and in accordance with the terms of, this Note, free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes payable by Holder to the United States of America or any political subdivision thereof. In addition, Maker shall pay any federal, state or local taxes on the acquisition of this Note by Holder and any stamp or other taxes levied by any jurisdiction on the execution, delivery, registration, performance and enforcement of this Note or any replacement Note(s).

     10. Notwithstanding any provision of this Note regarding the determination and payment of amounts due and payable hereunder, it is expressly understood and agreed by Maker and Holder, that the relationship between Maker on the one hand and Holder on the other with regard to this Note shall be solely that of debtor to creditor and not that of joint venturers, partners, tenants in common or joint tenants.

     11. All agreements between Maker and Holder contained herein are hereby expressly limited so that in the event the performance of Maker's obligations under this Note or any other Transaction document shall cause Maker to pay Holder interest in excess of that permissible under applicable law, then ipso facto, the amount which would be excessive interest shall be first prorated, spread and allocated, to the fullest extent permitted by law, to such period and principal amounts as will cause such amount to conform to any comply with applicable law, and the balance, if any, shall be applied to the reduction of the principal balance as evidenced by this Note and not to the payment of interest. This provision shall control every other provision of this Note and all other agreements and instruments between Maker and Holder relative hereto.

     12. As used herein, the term "Holder" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.

     13. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT OR THE LETTER OF INTENT TO THE CONTRARY, NOTHING CONTAINED IN THIS NOTE OR IN ANY OTHER DOCUMENT SHALL REQUIRE HOLDER OR ITS AFFILIATES TO MAKE ANY ADDITIONAL LOANS TO OR CAPITAL INVESTMENTS IN MAKER OR TO EXERCISE ITS OPTION TO ACQUIRE AN INTEREST IN MAKER IN ORDER THAT THE MAKER PERFORM ITS OBLIGATIONS AND THE HOLDER ENFORCE ITS RIGHTS UNDER THIS NOTE. NOTWITHSTANDING ANY PROVISION IN ANY TRANSACTION DOCUMENT TO THE CONTRARY, HOLDER'S STATUS AS THE HOLDER OF AN OPTION TO ACQUIRE AN OWNERSHIP INTEREST IN MAKER SHALL NOT PREVENT HOLDER FROM EXERCISING ANY RIGHT OR ENFORCING ANY PROVISION OF THIS NOTE, IN ACCORDANCE WITH ITS RESPECTIVE TERMS. IN THE EVENT HOLDER ELECTS, AT ITS SOLE OPTION, TO PURSUE ITS RIGHTS AND OPTIONS UNDER THIS NOTE, SUCH ACTIONS BY HOLDER ARE SPECIFICALLY PERMITTED AND SHALL NOT BE CONSIDERED TO A BREACH OF HOLDER'S FIDUCIARY RESPONSIBILITY TO THE MAKER, IF ANY, OR A BREACH OF ANY DUTY OF FAIR DEALING BY HOLDER, IT BEING UNDERSTOOD THAT HOLDER WOULD NOT HAVE MADE ANY LOAN(S) IF HOLDER'S OPTIONS TO ENFORCE ITS RIGHTS UNDER THE NOTE WOULD BE OR WOULD HAVE BEEN LIMITED IN ANY MANNER BY THIS AGREEMENT OR ITS RELATIONSHIP TO MAKER.

     14. All powers and remedies given by Section 9 to the Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Holder, by judicial proceedings or otherwise, to enforce the performance and observance of the covenants and agreements contained in this Note, and no delay or omission of the Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or in acquiescence therein.

     15. All covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its respective successors and assigns, whether so expressed or not.

     16. Nothing in this Note, expressed or implied, shall have or be construed to give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any legal equitable rights, remedy or claim under or in respect to the Note, or under any covenant, condition or provision herein contained; and all its covenants, conditions and provision shall be for the sole benefit of the parties hereto and of the Holder.

     17. In any case where the date of maturity of interest on or principal of this Note, or the date fixed for any prepayment of this Note, shall be Saturday Sunday or legal holiday or a day on which banking institutions in the state in which the Maker currently resides or is located are authorized by law to close, then payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for prepayment.

     18. Any notice or demand which by any provision of this Note is required or permitted to be given or served on the Maker or the Holder shall be deemed to have been so sufficiently (unless otherwise herein expressly provided) if in writing and sent by reputable overnight air courier guaranteeing next business day delivery, to the Maker or Holder (as the case may be) at its address as it appears on this Note (or such other address, within the same state, as shall be designated by the Maker or Holder by written notice to the other) and shall be deemed given on the next business day after it was sent.

     19. The Holder shall have the right to assign its rights in this Note in whole or in divided interests to an affiliate of Holder without the consent of the Maker provided that, in the event of such assignment, Holder shall notify Maker of the name and address of the assignees or otherwise with the consent of the Maker which shall not be unreasonably withheld or delayed. In the event of an assignment, and at no expense to Holder, Holder shall have the right to surrender this Note in exchange for replacement Note(s) to the assignees which shall be in the form hereof except to the extent the principal amount must be adjusted to reflect any divided assignment or partial prepayment at principal as of the date of the issuance of the replacement notes. The Maker shall not have the right to assign this Note or to cause another party to assume the obligations hereunder without the prior written consent of the Holder which may be withheld for any reason or no reason.

     20. All reasonable and necessary costs and expenses incurred by the Holder in connection with the enforcement of this Note in the event of an uncured default, shall be paid by Maker hereof immediately upon demand.

     21. This Note shall be deemed to be a contract made under the laws of [Nevada], and for all purposes shall be governed by, construed and enforced in accordance with the internal laws thereof, without reference to principles of conflict of laws. However, any action brought to enforce the Note must be brought in a state or federal court located in the State of Nevada.

     22. This Note and the Transaction Documents set forth the entire agreement and understanding of Holder and Maker. Maker absolutely, unconditionally and irrevocably waives any and all right to unilaterally set off any amount or claim of any nature whatsoever with respect to payments under this Note or the obligations of Maker under this Note. Maker acknowledges that no oral or other agreements, understandings, misrepresentations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note.

     23. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Maker enforceable in accordance with its terms.

     24. MAKER HEREBY IRREVOCABLY INTENTIONALLY AND UNCONDITIONALLY WAIVES, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY INTENTIONALLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE OR THE OTHER LOAN DOCUMENTS.

     25. When used, the singular number shall include the plural, the plural the singular and the words "Holder" and "Maker" shall include their respective successors and assigns, provided that Maker shall have no right to assign or transfer its obligations under this Note.

     26. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Holder and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Holder and if so given by Holder shall only be effective in the specific instance in which given.

     27. This Note shall be collateralized by a first lien on all of the assets of Maker pursuant to a security agreement between Holder and Maker of even date.

     28. The obligation of Maker under this Note shall be guaranteed by ART and FWCE.

     IN WITNESS WHEREOF, MAKER has caused this Note to be duly executed in its name by a duly authorized officer and has caused its corporate seal to be affixed hereto as of the date first above written.


                                       RENO ENERGY, L.L.C.



                                       By: /s/  Ronald E. Bruch
                                          -----------------------
                                       Its: President and Manager
END EXHIBIT NO. 10.33(b)


EXHIBIT NO. 10.33(c)

                          SECURITY AGREEMENT
                          ------------------


               SECURITY AGREEMENT dated as of April 9, 1997 made by Reno Energy LLC, a Nevada limited liability company, ("Debtor"), in favor of USE
Geothermal L.L.C., a   Delaware limited liability company (the "Secured
Party").

                            R E C I T A L S
                            ---------------

               A. Debtor is liable to Secured Party as evidenced by that certain promissory note of even date herewith made by Debtor payable to Secured Party in the original principal amount of One Million Two Hundred Thousand ($1,200,000) Dollars (the "Note") and is obligated to Secured Party under a certain First Amended and Restated Loan and Option Agreement of even date (the "Loan Agreement"), together the Note and the Loan Agreement shall be referred to herein as the "Loan Documents".

               B. Debtor desires to secure the payment and performance of its Obligations (as hereinafter defined) by granting to Secured Party a security interest in the Collateral (as hereinafter defined).

                            A G R E E M E N T
                            -----------------

               NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Debtor, Debtor hereby agrees with Secured Party as follows:

               1.     Defined Terms.
                      --------------
               As used in this Security Agreement the following terms shall have the following meanings:

                      "Account" shall mean any "account", as such term is defined in Section 9-106 of the Code, now or hereafter owned, acquired or held by Debtor and, in any event, shall mean and include, but not be limited to, any and all accounts, accounts receivable, contract rights, book debts, notes, drafts, acceptances and other forms of obligations now owned, acquired or held or hereafter received or acquired by or belonging or owing to Debtor (including under any trade names, styles or divisions thereof) whether arising out of goods sold, rented or leased and/or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services by Debtor (including, without limitation, any such obligation which might be characterized as an account, general intangible or contract right under the Code in effect in any jurisdiction) and all of Debtor's rights in, to and under all purchase orders, instruments, receipts and other documents now owned, acquired or held or hereafter acquired or received by Debtor evidencing obligations for or in respect of goods sold or leased and/or services rendered, and all of Debtor's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stopping in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Debtor under all contracts for the sale, rental or lease of goods and/or the performance of services by Debtor (whether or not yet earned by performance on the part of Debtor) or in connection with any other transaction now in existence or hereafter arising, including, without limitation, the right to receive the Proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

                      "Chattel Paper" shall mean any "chattel paper", as such term is defined in Section 9-105(1)(b) of the Code, now or hereafter owned, acquired or held by Debtor.

                      "Code" shall mean the Uniform Commercial Code as the same may be in effect in the State of Nevada from time to time.

                      "Collateral" shall mean collectively (i) all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Inventory and (ii) all now existing or hereafter acquired books and records relating to the foregoing and all Equipment containing such books and records (including, without limitation, computer data and storage media) and (iii) all products and Proceeds under any of the foregoing.

                      "Default Rate" shall mean the rate of interest specified in paragraph 9(b) of the Note.

                      "Documents" shall mean any "document", as such term is defined in Section 9-105(1)(f) of the Code, now or hereafter owned by Debtor and, in any event, shall mean and include, but shall not be limited to, all documents of title now or hereafter owned, acquired or held by Debtor.

                      "Equipment" shall mean any "equipment," as such term is defined in Section 9-109(2) of the Code, now or hereafter owned by Debtor and, in any event, shall mean and include, but shall not be limited to, all machinery, equipment, pipe, fixtures and furnishings now or hereafter owned by Debtor, including, without limitation, all items of machinery and equipment of any kind, nature and description, and all office furnishings and furniture, and any and all additions to, substitutions for, accessions to and replacements of any of the foregoing, wherever located, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto and all fuel for any thereof.

                      "Event of Default" shall have the meaning provided in
Section 7 hereof.

                      "General Intangibles" shall mean any "general intangible", as such term is defined in Section 9-106 of the Code, now or hereafter owned by Debtor and, in any event, shall mean and include, but not be limited to, all tax refunds, customer lists, trademarks, service marks, patents, rights in intellectual property, contracts for the sale of geothermal heat by Debtor to customers, contracts for the purchase of geothermal heat by Debtor, leases or agreements relating to any geothermal resource, easements, rights of way, licenses, permits and copyrights now or hereafter owned, acquired or held by Debtor.

                      "Instruments" shall mean any "instrument", as such term is defined in Section 9-105(i) of the Code, now or hereafter owned, acquired or held by Debtor and, in any event, shall mean and include, but not be limited to, all checks, drafts, negotiable instruments and securities now or hereafter owned, acquired or held by Debtor.

                      "Inventory" shall mean any "inventory", as such term is defined in Section 9-l09(4) of the Code, now or hereafter owned by Debtor and, in any event, shall mean and include, but not be limited to, all inventory, merchandise, goods and other personal property now or hereafter owned by Debtor which is held for sale, rental or lease or is furnished or is to be furnished under a contract of service or which constitutes raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                      "Obligations" shall mean (i) all indebtedness, liabilities and obligations of Debtor to Secured Party (whether principal, interest, fees or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising under the Loan Documents, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not extended, modified, rearranged, restructured, refinanced, or replaced, including, without limitation, modifications to interest rates or other payment terms of such indebtedness, liabilities and obligations); (ii) all future advances made by Secured Party for the maintenance, protection, preservation or enforcement of, or realization upon the Collateral or any portion thereof; and (iii) any and all costs and expenses, including costs and expenses of collection, paid or incurred by Secured Party in connection with the collection of the liabilities and obligations referred to in clauses (i) and (ii) above and in connection with the enforcement or realization upon any or all of the Collateral or the security interest of Secured Party therein or in connection with the taking of any other action permitted by this Agreement.

                      "Proceeds" shall mean all "proceeds", as such term is defined in Section 9-306(1) of the Code and, in any event shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale, rental, lease, license or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, either cash or non-cash proceeds; (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral; (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority or any person acting under color of any governmental authority); and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               2.     Grant of Security Interest.
                      ---------------------------
               As security for the full and timely payment, observance and performance when due of all of Debtor's Obligations and in accordance with the terms hereof, Debtor hereby grants, assigns, conveys and transfers to, and creates in favor of, Secured Party a continuing security interest in, and lien upon, all of Debtor's right, title and interest in, to and under the Collateral.

               3.     Representations and  Warranties of Debtor.
                      ------------------------------------------
               Debtor hereby represents and warrants to Secured Party as follows:

                      (a) Debtor has authority, and has completed all proceedings and obtained all consents and approvals necessary, to execute, deliver and perform this Security Agreement and the transactions contemplated hereby, and such execution, delivery and performance will not contravene, or constitute a default under or result in a lien upon any property of Debtor pursuant to any applicable law or regulation or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Debtor.

                       (b) This Security Agreement constitutes a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms (except as enforceability may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights).

                       (c) There is no action, suit, or proceeding pending or to the best knowledge of Debtor after reasonable investigation, threatened against Debtor which might adversely affect its property or financial condition in any material respect.

                       (d) Debtor has filed or cause to be filed all tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against Debtor or any of its property other than taxes which are being contested in good faith by appropriate proceedings and as to which Debtor has established adequate reserves in conformity with generally accepted accounting principles.

               4.     Additional Representations and Warranties and Covenants
                      -------------------------------------------------------
of Debtor.
----------
               Debtor hereby represents and warrants to, and covenants with Secured Party, as follows:

                      (a) Debtor has executed and delivered to Secured Party one or more financing statements pursuant to the Code in form sufficient to perfect a security interest in all of Debtor's right, title and interest in, to and under all of the Collateral (or records pertaining thereto) located in the jurisdictions listed on Schedule A (which are all of the jurisdictions in which such Collateral or records pertaining thereto are located) as to which the filing of financing statements is effective under the Code to perfect security interests in such Collateral, assuming such financing statements are duly filed in the public offices in such jurisdictions listed on Schedule A, and will pay, on demand, the cost of filing the same in all public offices wherever filing is necessary. Secured Party may prepare and file financing statements and continuation statements signed only by Secured Party covering the Collateral and, in jurisdictions where Debtor's signature is required, may sign Debtor's signature to such financing statements and Debtor promises to pay to Secured Party, on demand, all fees and expenses incurred in filing such statements, which fees and expenses until so paid shall be part of the Obligations secured hereby. The addresses listed on Schedule A are all the locations where the Collateral or records pertaining thereto are located.


                      (b) Upon the filing of the financing statements referred to in the first sentence of Section 4(a) in the public offices and jurisdictions set forth in Schedule A, the security interest created by this Security Agreement will constitute a valid and continuing perfected security interest in all of Debtors right, title and interest in all the Collateral in favor of Secured Party and prior to all other liens and security interests, and is enforceable as such as against creditors of and purchasers from Debtor (other than purchasers of Inventory in the ordinary course of business).

                      (c) Debtor has and will have at all relevant times hereunder good and valid title to the Collateral, free and clear of all security interests and liens, except for the security interests granted herein and subject to the foregoing, from and after the date hereof, Debtor will not create or suffer to exist any further security interests or liens, on or with respect to any of the Collateral, and will execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary to obtain the full benefit of this Security Agreement and of the rights and powers granted herein and will defend the Collateral against all claims and demands adverse to Secured Party.
Debtor will furnish further assurance of title and do any other acts reasonably requested by Secured Party to maintain the security interests of Secured Party hereby granted in the Collateral as perfected security interests therein.

                      (d) Debtor will retain possession of the Collateral during the existence of this Security Agreement and will not lease, rent, sell, exchange, assign, loan or otherwise dispose of the Collateral or any part thereof, without the prior written consent of Secured Party except for the sale of Inventory in the ordinary course of business. Debtor will not move the Collateral to a jurisdiction for which Secured Party has not previously received or there is not on file in the appropriate public offices duly executed and completed UCC-1 financing statements, without giving Secured Party at least 30 days' prior written notice thereof.

                      (e) Debtor shall not utilize any trade name, or change its name without giving Secured Party at least 30 days' prior written notice thereof. The executive office of Debtor is located at the address set forth in Schedule A, and Debtor will give Secured Party at least 30 days' prior written notice of any change in location of its executive office. The original books of account and records of Debtor are, and will continue to be, kept at such executive office of Debtor, as the same may be changed from time to time, subject to notification to Secured Party as aforesaid. Debtor will keep and maintain, at its own cost and expense, records of the Collateral in form and substance reasonably satisfactory to Secured Party, and will include in such records, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. For Secured Party's further security, Debtor agrees that Secured Party shall have a special property interest in all books and records pertaining to the Collateral and if an Event of Default shall have occurred and be continuing, upon demand by Secured Party, Debtor shall deliver and turn over any such books and records to Secured Party or its authorized representative. Debtor shall permit any authorized representative of Secured Party to inspect such books and records during normal business hours and will, if requested, provide photocopies thereof to Secured Party.

                      (f) Debtor will keep the Collateral insured against loss by fire (including extended coverage), theft and other hazards, to the extent, in the manner, and with insurers satisfactory to Secured Party, which insurance shall name Secured Party as additional loss payee, as its interest may appear. Certificates of insurance, upon the request of Secured Party shall be deposited with Secured Party, who is authorized, but under no duty to obtain, such insurance upon the failure of Debtor to do so.

                      (g) Debtor will comply with all statutes, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral and or to the operation of Debtor's business with respect to which Debtor's failure to comply would have a material adverse effect on its business, operations or financial condition; provided, however, that Debtor may contest in good faith by appropriate proceeding diligently prosecuted, any such statute, regulation, order, decree or direction if such proceeding will not adversely affect Secured Party's rights hereunder or the priority of its security interest in the Collateral. Debtor will pay promptly when due all taxes imposed upon the Collateral or in respect of its revenues, income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), which if unpaid might become a lien upon any of the Collateral, except that such tax or claim need not be paid if
(i) the validity thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any amount of the Collateral with a value of greater than $25,000 or any interest therein during the period such proceedings are being so prosecuted and do not involve any material danger that if such proceedings are adversely determined, any amount of the Collateral with a value of greater than $25,000 could be disposed of in any manner that would not be subject to the lien created by this Security Agreement, and (iii) such tax or claim is adequately reserved against in accordance with, and to the extent required by, generally accepted accounting principles.

                      (h) The amount represented by Debtor to Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually and unconditionally owing by such account debtors thereunder (except to the extent, if any, that such account debtors may be entitled to normal trade discounts, adjustments and allowances and except for any immaterial discrepancies) and arises or will arise out of or in connection with the sale, rental or lease of goods or performance of labor or services, or both, by Debtor. The goods, services or labor were or will be, to the best of Debtor's knowledge, ordered in good faith by each account debtor and were or will be sold, leased or rented to, and delivered or shipped to or at the direction of each account debtor. The labor or services performed or to be performed by Debtor were or will be actually performed; each Account is, or will be, a bona fide, valid and legally enforceable obligation of the parties thereto or the account debtor in respect thereof, except to the extent, if any, that such account debtor may be entitled to normal trade discounts, adjustments and allowances; and the right, title and interest of Debtor in any Account is not, and will not be, subject to any defense, offset, counterclaim or claim, other than trade discounts, adjustments and allowances granted in the ordinary course of business, nor have any of the foregoing been asserted or alleged against Debtor or any Account.

                      (i) Debtor will not (i) amend, modify, terminate or waive any provision of any Account in any manner which could reasonably be expected to materially adversely affect the value of the Account as Collateral; or (ii) fail to exercise promptly and diligently each and every material right which it may have under each Account (other then any right of termination). If a Default or Event of Default shall have occurred and be continuing, Debtor will not, without Secured Party's prior written consent, grant any extension of time of payment of any of the Accounts; compromise, compound or settle the same for less than the full amount thereof; release, wholly or partly, any person liable for the payment thereof; or allow any credit or discount whatsoever thereon, other than discounts, adjustments and allowances and customary extensions granted in the normal course of business. Secured Party authorizes Debtor to collect the Accounts provided that such collection is performed in a prudent and businesslike manner, and if a Default or Event of Default shall have occurred and be continuing, Secured Party may curtail or terminate such authority at any time. Secured Party may at any time following demand by it for payment of the Obligations, notify account debtors with respect to Accounts and parties obligated with respect to Instruments, that such Accounts and Instruments have been assigned to Secured Party and that payments in respect thereof shall be made directly to Secured Party. Upon the written request of Secured Party to Debtor, Debtor will so notify such account debtors and obligated parties. Secured Party may at any time, in its own name or in the name of others, communicate with account debtors and parties obligated on Instruments in order to verify with them, to Secured Party's satisfaction, the existence, amount and terms of any Accounts or Instruments.

                      (j) If an Event of Default shall have occurred and be continuing, Secured Party may require that any Proceeds, when collected by Debtor, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents, received in payment of any Account or in payment for any Instrument, Inventory or other Collateral, shall be promptly delivered by Debtor to Secured Party in precisely the form received, except for Debtor's endorsement when required, to be held as additional cash Collateral hereunder or to be applied to repayment of the Obligations as hereinafter provided, in the discretion of Secured
Party, and until so turned over shall be deemed to be held as Secured Party's property and shall not be commingled with Debtor's other funds.

                      (k) Debtor will furnish, in reasonable detail, to Secured Party, upon prior request of Secured Party from time to time, statements and schedules further identifying and describing the Collateral and other reports in connection with the Collateral.

                      (l) Debtor will advise Secured Party promptly after learning of any of the following, in reasonable detail, (i) of any lien, encumbrance or claim made or asserted against any or all of the Collateral, other than Permitted Liens; (ii) of any material adverse change in the composition of the Collateral; and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

                      (m) Debtor will provide in each of its contracts or agreements relating to the Collateral that the exercise by Secured Party of its rights hereunder will not constitute a breach by Debtor of any such contract or agreement. In addition, each such contract or agreement will provide that it shall inure to the benefit of, and be enforceable by, Secured Party, as the successor of Debtor.

                      (n) Debtor will execute any and all documents, and perform all acts, as are hereafter requested by Secured Party in order to grant Secured Party a security interest in any assets hereafter acquired by Debtor including, without limitation, the granting to Secured Party of a mortgage on Debtor's real property.

               5.     Power of Attorney.
                      ------------------
               Debtor hereby irrevocably appoints Secured Party, with full power of substitution, as Debtor's attorney-in-fact, with full authority in the name, place and stead of Debtor, from time to time, in Secured Party's discretion, to do any and all things required to be done to carry out the terms and accomplish the purposes of this Security Agreement as fully and effectually as Debtor could do, including, but not limited to, the power to sign Debtor's name to and to file any financing or continuation statements under the Code with respect to the Collateral, and Secured Party shall have the power, following the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including but not limited to the following acts:

                      (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

                      (b) to receive endorse and collect any drafts, checks, notes or other instruments for the payment of moneys due under any Collateral; and

                      (c) to file any claims, take any action or institute any proceedings which Secured Party may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

                      (d) to take any action which Secured Party may deem necessary to enforce the rights of the Secured Party under paragraphs 14, 15 and 16 hereunder.

                      Notwithstanding the foregoing, Secured Party shall not be required to perform any such act and if performed, Secured Party shall have no liability with respect thereto, except in the case of Secured Party's willful misconduct. This power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations are paid and performed in full. This power or attorney shall survive the winding-up, dissolution and liquidation of Debtor. The powers conferred upon Secured Party hereunder are solely to protect its interests and shall not impose any duty upon it to exercise any of such powers.

               6.     Debtor's Failure to Perform.
                      ----------------------------
               If Debtor fails to perform any covenant or agreement contained herein, Secured Party may, upon notice to Debtor, perform or cause performance of such covenant or agreement, but shall be under no obligation to do so, and the expenses incurred by Secured Party in connection therewith shall be payable by Debtor, on demand, together with interest thereon at the Default Rate until fully paid, and shall be deemed to be part of the Obligations until so paid.

               7.     Events of Default.
                      ------------------
               Debtor shall be in default under this Security Agreement if any of the following events ("Events of Default") shall occur:

                      (b) There occurs one or more of the following events of default (after giving effect to all applicable cure): the Events of Default described in subparagraphs 8(i), 8(ii), 8(iv), 8(v), 8(vi), 8(viii), 8(ix) or 8(x) of the Note; any breach of the covenants described in subparagraphs 3(a), 3(b), 3(e) or 3(f) of the Loan Agreement; or any Event of Default described in subparagraphs 5(a), 5(e), 5(f), 5(h) or 5(i) of the Security Agreement and Collateral Assignment of Membership Interest agreements executed by FWC Energy, LLC, ART LLC and Secured Party of even date.

                      (g) Debtor (i) becomes insolvent or becomes unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, or a trustee, receiver or liquidator is appointed for the Debtor or for any of its property, or (iii) is the subject of any proceeding instituted by Debtor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, or is the subject of any such proceedings commenced without the consent of the Debtor and such proceedings shall continue undischarged for a period of thirty (30) days;

                      (h) Any of the Collateral is encumbered, seized or attached

               8.     Remedies of Secured Party.
                      --------------------------
               If the Obligations are not paid and performed by Debtor following demand therefor by Secured Party, Secured Party shall have the following rights and remedies (to the extent permitted by applicable law), in addition to all rights and remedies of a secured party under the Code, or in any other evidence of indebtedness or agreement, whether existing on the date hereof or hereafter entered into, between Debtor and Secured Party:

               Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and without resistance or interference by Debtor take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require Debtor, to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any

Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit and upon any terms, at such place(s) and time(s) and to such person(s), and with respect to each of the foregoing, in a commercially reasonable manner as Secured Party deems best, all without demand, notice or advertisement whatsoever, except that where an applicable statute requires commercially reasonable notice of sale or other disposition, Debtor hereby agrees that the sending of ten (10) days notice to the address of Debtor set forth in this Security Agreement shall be deemed commercially reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale, and if Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotation, Secured Party may buy any Collateral at a private sale, and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition of the Collateral hereunder to the reasonable expenses of taking, holding, preparing for sale, selling, leasing and the like, to attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire. The Debtor shall remain liable for and will pay Secured Party, on demand, any deficiency remaining, together with interest thereon (which shall accrue at the Default Rate) and the balance of any expenses unpaid, with any surplus to be paid to the person entitled by law to receive the same.

               9.     Election of Remedies; Waiver.
                      -----------------------------
               Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection under the Obligations. No single or partial waiver by Secured Party of any right, power or remedy which Secured Party may have, shall operate as a waiver of any other right, power or remedy or of the same right, power or remedy on a future occasion.

               10.    No Impairment of Obligations by Certain Actions.
                      ------------------------------------------------
               Without the necessity of any reservation of rights against Debtor, and without notice to or further assent by Debtor, the taking of any action referred to in Section 10(a) through (d) below shall not release or otherwise impair the Obligations:

                      (a) any demand for payment of any of the Obligations made by Secured Party may be rescinded by Secured Party and any of the Obligations continued;

                      (b) the Obligations, or the liability of Debtor or any other party upon or for any part thereof, or any Collateral security therefor held other than pursuant to this Security Agreement, or any guaranty thereof, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, compromised, waived, surrendered or released by Secured Party;

                      (c) any other Collateral security documents or guaranties or documents or agreements executed or delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, by Secured Party from time to time; and

                      (d) upon the occurrence and during the continuance of an Event of Default, any Collateral at any time held by Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

                       Secured Party shall have no obligation to protect, secure, perfect or insure any Collateral security document or any property subject thereto at any time held as security for the Obligations. The Debtor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Debtor upon this Security Agreement. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement. All dealings between any subsidiaries (whether direct or indirect) of Debtor, or any of them, and Secured Party, or Debtor and Secured Party, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement. Debtor hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Debtor, with respect to the Obligations or any of the Collateral or to or upon any other person or entity who is or may be obligated on or with respect to the Obligations or any of the Collateral, with respect to the same, except as specifically provided in the Obligations.

               11.    Amendment.
                      ----------
               No amendment, modification or waiver of any provision of this Security Agreement, nor consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               12.    Possessory Lien.
                      ----------------
               As additional security for the payment and performance of the Obligations, Debtor hereby pledges to Secured Party, and grants to Secured Party, a continuing security interest in, lien upon and right of setoff against, all right, title and interest of Debtor in and to all property (including cash and securities) and the proceeds thereof, which shall come into Secured Party's possession, custody or control for any purpose or which shall be in transit to Secured Party, to or for the account of Debtor, including, without limitation, for safekeeping, custody, pledge, transmission, collection or otherwise, and in and to the balance of every deposit account (general or special) and credits of Debtor with Secured Party, and any and all other claims, rights and demands of Debtor against Secured Party, now or at any time hereafter existing. Upon the occurrence of an Event of Default, and at any time and from time to time thereafter, Secured Party is hereby expressly authorized, without notice to Debtor, to setoff, appropriate and apply any and all of the deposits and other items described above to payment of all or any of the Obligations, in such order as Secured Party in its sole discretion shall determine.

               13.    Cooperation.
                      ------------
               Debtor, Thomas Quinn and Ronald Burch, agree that they shall, use best efforts and, cooperate with Secured Party in obtaining any approvals from any federal, state or local governmental or quasi-governmental authority or from any private party that are required in order for Secured Party to enforce its rights under this Agreement with respect to the Collateral and that they shall execute and deliver any documents and take any action reasonably requested by Secured Party to carry out such purpose.

               14.    Geo Energy, LLC.
                      ----------------
               Geo Energy, LLC, Thomas Quinn and Ronald Burch agree that in the event Secured Party enforces its rights to the Collateral hereunder, they shall take no action to terminate or interfere with performance under any agreement relating to the purchase and/or transport of Geothermal Heat between Secured Party and Geo Energy, LLC or between Secured Party and any entity controlled by Quinn and/or Burch and enforcement of Secured Party's rights hereunder shall not constitute an event of default under such agreements.

               15.    Additional Assets.
                      ------------------
               The parties agree that it is their intent that Debtor provide Secured Party with a first lien security interest on all assets of Debtor now or hereafter acquired by Debtor. Accordingly, in the event Debtor acquires any additional assets, Debtor shall take any action and shall execute and deliver any document which in Secured Party's reasonable judgment is necessary to provide Secured Party with a valid first lien security interest in such assets. At Secured Party's request, Debtor shall advise Secured Party in writing of the identity and location of any assets owned by Debtor during the term of this Agreement.

               16.    Burch Resignation.
                      ------------------
               Upon an event of default hereunder, if requested by Secured Party, Ronald E. Burch shall resign as Manager of the Debtor immediately upon such request and his term as manager shall be deemed immediately terminated upon such request whether or not he delivers a letter of resignation.

               17.    Notices.
                      --------
               All notices and other communications given to or made upon any party hereto in connection with this Security Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopied, telexed or telegraphic communication) and mailed, telecopied, telexed, tele graphed or personally delivered to the respective parties as follows:

               Debtor:

                    Reno Energy L.L.C.
                    c/o Ron Burch

                    1010 Power Plant Drive
                    Reno, Nevada  89511
                    (702) 852-2079

               with a copy to:

                    Robinson Brog Leinwand Greene
                    Genovese & Gluck P.C.
                    1345 Avenue of the Americas
                    New York, New York 10105
                    Attn.:     Allen J. Rothman
                    (212) 586-4050

               Secured Party:

                    USE Geothermal, L.L.C.
                    c/o Richard Nelson
                    U.S. Energy Systems, Inc.
                    515 N. Flagler Drive, Suite 202
                    West Palm Beach, Florida 33401


or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein pro ided, be effective upon delivery if delivered by hand, two days after deposit in the mail, postage prepaid, in the case of mail, and in the case of telecopy or telex, when received, or in the case of telegraph, when delivered to the telegraph company, charges prepaid.

               18.    Governing Law.
                      --------------
               THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OR DEBTOR AND THE SECURED PARTY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES, EXCEPT WHERE THE NATURE OR INDICATION OF COLLATERAL REQUIRES THE APPLICATION OF THE LAWS OF ANY OTHER STATE, IN WHICH CASE, THE LAWS OF SUCH OTHER STATE SHALL GOVERN TO THE EXTENT APPLICABLE.

               19.    Severability.
                      -------------
               If any provision hereof or if any of the written instruments evidencing part or all of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said written instruments shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Secured Party in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Security Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

               20.    Remedies Cumulative.
                      --------------------
               Each and every right, power and remedy herein given to Secured Party shall be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised or enforced from time to time and as often and in such order as may be deemed expedient by Secured Party, and the exercise or the beginning of the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the time or thereafter, any other right, power or remedy. No delay or omission by Secured Party in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

               21.    Captions.
                      ---------
               The headings of the Sections of this Security Agreement have been inserted solely for convenience of reference and shall not modify, define or limit the express provisions of this Security Agreement.

               22.    Consent to Jurisdiction; Waiver of Jury Trial.
                      ----------------------------------------------
               DEBTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST
DEBTOR WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN NEVADA AS SECURED PARTY MAY ELECT IN ITS SOLE DISCRETION AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, DEBTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. DEBTOR WAIVES AT THE OPTION OF SECURED PARTY ANY OBJECTION BASED ON
FORUM NON CONVENIENS,
----- --- ----------
AND ANY OBJECTION TO VENUE OF ANY ACTION OR PROCEEDING INSTITUTED UNDER THIS SECURITY AGREEMENT AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE REMEDY AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW
OR THE RIGHT OF SECURED PARTY TO BRING LEGAL ACTION OR PROCEEDING IN ANY OTHER COMPETENT JURISDICTIONS. DEBTOR AGREES THAT ANY ACTION COMMENCED BY DEBTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN NEVADA AND THAT BOTH COURTS SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY SUCH ACTION.


               DEBTOR AND SECURED PARTY BY ITS ACCEPTANCE HEREOF HEREBY
WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM, OFFSET OR DEFENSE ARISING IN CONNECTION WITH SUCH ACTION OR PROCEEDING, WHETHER ARISING UNDER STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND INCLUDING WITHOUT LIMITATION ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS PROVISION, OR THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT.


               IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed and delivered on its behalf on the date first written above.

                                          RENO ENERGY LLC

                                          By: /S/   Ronald E. Burch, Manager
                                             -------------------------------


AGREED AND ACCEPTED:

USE Geothermal L.L.C.


By: /s/ Theodore Rosen
   ------------------------------


Geo Energy LLC


By: /s/ Ronald E. Burch
   ----------------------------


______/s/________________________
Thomas Quinn, as to paragraphs 14 and 15


______/s/________________________
Ronald Burch, as to paragraphs 14, 15 and 17


FWC Energy LLC


By: /s/ Ronald E. Burch, Manager
   -----------------------------
      as to paragraph 17


ART LLC


By: /s/ Ronald E. Burch, Manager
   ------------------------------
      as to paragraph 17



STATE OF               )
                    :  ss.:
COUNTY OF             )



          On the _______ day of ________________________ before me personally came________________________________ to me known, who, being sworn by me, did depose and say that he is the ________________ of Reno Energy LLC, the limited liability company described in and which executed the foregoing Security Agreement, and that he signed his name thereto on behalf of and in the name of such limited liability, company.



                                   ________________________
                                          Notary Public



                                SCHEDULE A


Executive Office Address                     Public Filing Offices
------------------------                     ---------------------
1010 Power Plant Drive                       Nevada Department of State and
Reno, Nevada  89511                          Local Recording Offices



Address Where Books of
Account and Records are
Maintained
-----------------------


1010 Power Plant Drive
Reno, Nevada  89511



Other Addresses Where
Collateral is Located
---------------------

N/A

END EXHIBIT 10.33(c)


EXHIBIT 10.33(d)

                                  FORM OF:
                             SECURITY AGREEMENT
                                     AND
                          COLLATERAL ASSIGNMENT OF
                            MEMBERSHIP INTEREST



          THIS SECURITY AGREEMENT and COLLATERAL ASSIGNMENT (the "Assignment") is entered into as of the ____ day of ___________, 1997, by and between ART LLC("Assignor"), having an office at ____________,__________________________
and USE Geothermal L.L.C., having an office at 515 N. Flagler Drive, Suite 202, West Palm Beach, Florida 33401 ("USE").

                            W I T N E S S E T H:
                            --------------------

          WHEREAS, Reno Energy LLC (the "LLC") is liable to USE as evidenced by that certain promissory note of even date herewith made by the LLC payable to USE in the original principal amount of One Million Two Hundred Thousand ($1,200,000) Dollars (the "Note") and is obligated to USE under the First Amended and Restated Loan and Option Agreement amongst Assignor, the LLC, FWC Energy LLC and USE of even date (the "Loan Agreement") and a Security Agreement between USE and the LLC of even date (the "Security Agreement"), the Note, the Loan Agreement and the Security Agreement and shall be referred to collectively as the Loan Documents; and

         WHEREAS, in order to induce USE to extend the loan evidenced by the Note and to enter into the Loan Agreement and the Security Agreement, Assignor has issued its guaranty of the LLC's obligations under the Loan Documents pursuant to that certain Guaranty Agreement of even date herewith in favor of USE (the "Guaranty"); and

          WHEREAS, Assignor desires to secure the payment of the Obligations (as hereinafter defined) by granting to USE a security interest in Assignor's 50% membership interest in the LLC.

          NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Assignment and Grant of Security Interest; Collateral.
       -----------------------------------------------------
To secure payment and performance of the Obligations, Assignor hereby assigns to USE and grants to USE a continuing security interest in, all of Assignor's present and future right, title and interest in and to the LLC, including, without limitation:

          (a) The right to receive distributions of money and other property from the LLC and all proceeds from all dispositions or realizations of any kind from any assets acquired or held by the LLC, whether disposition is by way of sale, lease, pledge, mortgage, income distribution or otherwise, and whether realization is by way of refund of income taxes, recovery of the proceeds of any insurance respecting assets of the LLC, the repayment of loans now or hereafter made to the LLC, or otherwise; and


          (b) The right to receive all such reports, statements, certificates and other documents respecting the operations and financial condition of the LLC as are required to be furnished to Assignor under the terms of any Operating Agreement adopted by the LLC in accordance with the terms hereof or applicable law; and

          (c) The right to manage, direct and control the operation of the LLC in the name, place and stead of Assignor, to the extent permitted under any Operating Agreement adopted by the LLC in accordance with the terms hereof or applicable law;

          (d) All other contract rights of Assignor arising out of any Operating Agreement adopted by the LLC in accordance with the terms hereof or applicable law or existing by virtue of Assignor's interest in the LLC under applicable law; and

          (e)     All products and proceeds of any of the foregoing.

The rights so assigned pursuant to this Paragraph (1) are hereinafter collectively referred to as the "Collateral". Until the occurrence of an Event of Default (as hereinafter defined), Assignor shall be entitled to receive and retain any and all distributions paid in respect of the Collateral and USE shall not exercise its rights under this paragraph 1.


2.     Obligations.
       -------------
This Assignment secures payment of (i) all indebtedness and performance of all other obligations from time to time owing by the Assignor to USE under the Guaranty, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not extended, modified, rearranged, restructured, refinanced, or replaced, including, without limitation, modifications to interest rates or other payment terms of such indebtedness, liabilities and obligations) and including the obligations of Assignor under this Agreement; (ii) all future advances made by USE for the maintenance, protection, preservation or enforcement of, or realization upon the Collateral or any portion thereof; and (iii) any and all costs and expenses, including costs and expenses of collection, paid or incurred by USE in connection with the collection of the liabilities and obligations referred to in clauses (i) and (ii) above and in connection with the enforcement or realization upon any or all of the Collateral or the security interest of USE therein or in connection with the taking of any other action permitted by this Agreement. All such indebtedness, obligations and liabilities are hereinafter collectively referred to as the "Obligations". Notwithstanding the foregoing, it is agreed that USE shall not realize on the Collateral unless and until the occurrence of an Event of Default as defined in paragraph 5 hereof.

3.     Representations, Warranties and Covenants.
       -----------------------------------------
Assignor represents, warrants and covenants as follows:

          (a)     Assignor's percentage ownership interest in the LLC is 50%;

          (b) Assignor is the owner of the Collateral free and clear of any lien, claim or encumbrance of any kind, other than the security interest hereby granted in favor of USE, and Assignor shall not sell, assign, pledge, transfer, mortgage, or otherwise hypothecate the Collateral, or any interest in the LLC or any Operating Agreement, nor permit or suffer to exist any levy, judicial seizure, attachment or garnishment thereof or thereon, without the prior written consent of USE. Assignor shall defend the Collateral against the claim of any person which may be adverse to that of USE;

          (c) No Operating Agreement currently exists respecting the LLC. Assignor shall not enter into, modify or terminate such an Operating Agreement without the prior written approval of USE. In the event USE reasonably concludes that an Operating Agreement for the LLC is required under Utah Law or is advisable, Assignor shall enter into such an agreement. Assignor shall promptly and faithfully observe and perform all of the obligations and duties which are required to be observed or performed by Assignor under any Operating Agreement adopted in accordance with the terms hereof;

          (d) In the event of an event of default hereunder, USE may, from time to time at its option, perform any agreement of Assignor with respect to which Assignor is not involved in a reasonable dispute hereunder that Assignor does not perform and take any other action which USE deems necessary for the maintenance or preservation of its interest in any of the Collateral (including, without limitation, the discharge of taxes or liens of any kind against the Collateral), and Assignor shall forthwith reimburse USE, upon demand, for all expenses of USE in connection therewith together with interest thereon at the rate borne by the Note from the date incurred until reimbursed by Assignor. Any amount not so reimbursed shall be added to and become a part of the Obligations. USE may, for the foregoing purposes, act in its own name or that of Assignor, for which Assignor hereby grants to USE its power of attorney, irrevocable so long as any of the Obligations shall be outstanding; and


          (e) Assignor agrees that the Collateral is being assigned to USE solely as security for payment and performance of the Obligations, and USE, by its acceptance hereof, shall not be deemed to have assumed or otherwise become liable for any of the Obligations or liabilities of Assignor to the LLC or under any Operating Agreement, whether provided for by the terms thereof, arising by operation of law or otherwise. Assignor hereby acknowledges that Assignor shall remain liable under any Operating Agreement to the same extent as though this Assignment had not been executed.

          (f) Assignor has authority, and has completed all proceedings and obtained all consents and approvals necessary, to execute, deliver and perform this Agreement and the transactions contemplated hereby, and such execution, delivery and performance will not contravene, or constitute a default under or result in a lien upon any property of Assignor pursuant to any applicable law or regulation or any contract agreement, judgment, order, decree, or other instrument binding upon or affecting Assignor, except to the extent that the failure to do so will not have a material adverse effect on the business condition (financial or otherwise), results of operations, assets or prospects of the Assignor taken as a whole.

          (g) This Agreement and any Operating Agreement adopted in accordance with the terms hereof constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms (except as enforceability may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights or general principles of equity).

          (h) All consents, licenses, approvals or authorizations of, or designations or declarations with, any governmental authority or any other person required to be obtained, effected or given in connection with the execution, delivery and performance of any Operating Agreement adopted in accordance with the terms hereof by Assignor shall be duly obtained, effected or given, and will not subject the provisions of the Operating Agreement to any materially adverse limitation, either specific or general in nature, except to the extent that the failure to do so will not have a material adverse effect on the business condition (financial or otherwise), results of operations, assets or prospects of the LLC taken as a whole.

          (i) Assignor has full right, power and authority to grant to Pledgee a security interest in the Collateral pursuant to this Agreement.

          (j) The membership interests in the LLC, including the Membership Interest are neither a certificated security or an uncertificated security within the meeting of Section 8-102 of the Uniform Commercial Code.

          (k) Assignor holds a 50% interest in the LLC free and clear of all liens, claims and encumbrances, and covenants that it shall retain ownership of such 50% interest free and clear of liens, claims and encumbrances until the Obligations have been paid in full.

4.     Additional Representations and Warranties and Covenants of Assignor.
       --------------------------------------------------------------------
Assignor hereby represents and warrants to, and covenants with USE, as follows:

          (a) Assignor has executed and delivered to USE one or more financing statements pursuant to the Code in form sufficient to perfect a security interest in all of Assignor's right, title and interest in, to and under all of the Collateral (or records pertaining thereto) located in the jurisdictions listed on Schedule A (which are all of the jurisdictions in which such Collateral or records pertaining thereto are located) as to which the filing of financing statements is effective under the Code to perfect security interests in such Collateral, assuming such financing statements are duly filed in the public offices in such jurisdictions listed on Schedule A. USE may prepare and file financing statements and continuation statements signed only by USE covering the Collateral and, in jurisdictions where Assignor's signature is required, may sign Assignor's signature to such financing statements. The addresses listed on Schedule A are all the locations where the Collateral or records pertaining thereto are located.

          (b) Upon the filing of the financing statements referred to in the first sentence of Section 4(a) in the public offices and jurisdictions set forth in Schedule A, and the security interest created by this Agreement will constitute a valid and continuing perfected security interest in all of Assignor's right, title and interest in all the Collateral in favor of USE, and is enforceable as such as against creditors of and purchasers from Assignor; provided, however, that the foregoing representations and warranties do not apply to any lien arising as a result of a statute or by operation of law and entitled to a priority over the lien granted pursuant to this Agreement.

          (c) Assignor has and will have at all relevant times hereunder good and valid title to the Collateral, free and clear of all security interests and liens, except for the security interests granted herein and restrictions continued in the Operating Agreement, and subject to the foregoing, from and after the date hereof, Assignor will not create or suffer to exist any further security interests or liens, on or with respect to any of the Collateral, and will execute and deliver any and all such further instruments and documents and take such further action as USE may reasonably deem necessary to obtain the full benefit of this Agreement and of the rights and powers granted herein and will defend the Collateral against all claims and demands adverse to USE. Assignor will furnish further assurance of title and do any other acts reasonably requested by USE to maintain the security interests of USE hereby granted in the Collateral as perfected security interests therein.

          (d) Assignor will retain possession of the Collateral during the existence of this Agreement and will not sell, exchange, assign, pledge or otherwise dispose of the Collateral or any part thereof, or amend, modify, terminate or waive any provision of any Operating Agreement, or consent to any such amendment, modification, termination or waiver, without the prior written consent of USE, except as provided herein. Assignor will not move the Collateral to a jurisdiction for which USE has not previously received or there is not on file in the appropriate public offices duly executed and completed UCC-1 financing statements, without giving USE at least 30 days' prior written notice thereof.

          (e) Assignor shall not utilize any trade name, or change its name without giving USE at least 30 days' prior written notice thereof. The executive office of Assignor is located at the address set forth in Schedule A, and Assignor will give USE at least 30 days' prior written notice of any change in location of its executive office. The original books of account and records of Assignor with respect to the Collateral are, and will continue to be, kept at such executive office of Assignor, as the same may be changed from time to time, subject to notification to USE as aforesaid. Assignor will keep and maintain, at its own cost and expense, records of the Collateral in form and substance reasonably satisfactory to USE, and will include in such records, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. For USE's further security, Assignor agrees that USE shall have a special property interest in all books and records pertaining to the Collateral and if an Event of Default shall have occurred and be continuing, upon demand by USE, Assignor shall deliver and turn over any such books and records to USE or its authorized representative. Assignor shall permit any authorized representative of USE to inspect such books and records during normal business hours and will, if requested, provide photocopies thereof to USE.

          (f) Assignor will comply with all statutes, rules, regulations, orders, decrees and directions of any governmental authority ("Requirement of Law") applicable to the Collateral and or to the operation of Assignor's business with respect to which Assignor's failure to comply would have a material adverse effect on its business, operations or financial condition; provided, however, that Assignor may contest in good faith by appropriate proceeding diligently prosecuted, any such statute, regulation, order, decree or direction if such proceeding will not adversely affect USE's rights hereunder or the priority of its security interest in the Collateral. Assignor will pay promptly when due all taxes imposed upon the Collateral or in respect of its revenues, income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), which if unpaid might become a lien upon any of the Collateral, except that such tax or claim need not be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any amount of the Collateral with a value of greater than $5,000 or any interest therein during the period such proceedings are being so prosecuted and do not involve any material danger that if such proceedings are adversely determined, any amount of the Collateral with a value of greater than $5,000 could be disposed of in any manner that would not be subject to the lien created by this Agreement, and (iii) such tax or claim is adequately reserved against in accordance with, and to the extent required by, generally accepted accounting principles.

          (g) If an Event of Default shall have occurred and be continuing, USE may require that any proceeds, when collected by Assignor, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents, received in payment of any Collateral, shall be promptly delivered by Assignor to USE in precisely the form received, except for Assignor's endorsement when required, to be held as additional cash Collateral hereunder or to be applied to repayment of the Obligations as hereinafter provided, in the discretion of USE, and until so turned over shall be deemed to be held as USE's property and shall not be commingled with Assignor's other funds.

          (h) Assignor will furnish, in reasonable detail, to USE, upon prior request of USE from time to time, statements and schedules further identifying and describing the Collateral and other reports in connection with the Collateral.

          (i) Assignor will provide USE with written notice promptly after learning of any of the following, in reasonable detail:
                  (i) of any lien, encumbrance or claim made or asserted against any or all of the Collateral; (ii) of any material adverse change in the composition of the Collateral; and
                  (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

          (j) Assignor will perform and comply in all material respects with its obligations under any Operating Agreement adopted in accordance with the terms of this Agreement, and all other agreements to which it is a party or by which it is bound relating to the Collateral.

5.     Events of Default.
       ------------------
Assignor shall be in default under this Assignment if any of the following events ("Events of Default") shall occur:

          (a) Assignor fails to pay or perform any of the Obligations when performance is due;

          (b) There occurs one or more of the following events of default (after giving effect to all applicable cure): the Events of Default described in subparagraphs 8(i), 8(ii), 8(iv), 8(v), 8(vi), 8(viii), 8(ix) or 8(x) of the Note; any breach of the covenants described in subparagraphs 3(a), 3(b), 3(e) or 3(f) of the Loan Agreement; or any Event of Default described in subparagraphs 7(b), 7(g), or 7(h) of the Security Agreement and Collateral Assignment of Membership Interest agreements executed by FWC Energy, LLC, ART LLC and Secured Party of even date.

          (e) Assignor or the LLC (i) becomes insolvent or becomes unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, or a trustee, receiver or liquidator is appointed for the Assignor or the LLC or for any of its property, or (iii) is the subject of any proceeding instituted by Assignor, or the LLC under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, or is the subject of any such proceedings commenced without the consent of the Assignor or the LLC and such proceedings shall continue undischarged for a period of sixty (60) days; or

          (f)     Any of the Collateral is encumbered, seized or attached.

          (h) Any material provision of any Loan Documents, this Agreement or the Guaranty, or any document delivered in connection therewith shall at any time for any reason be declared by any authority of competent jurisdiction to be null and void, or the validity or enforceability thereof shall be contested by any party thereto commenced by any party thereto, or by any governmental authority or other regulatory body having jurisdiction over any party thereto, seeking to establish the invalidity or unenforceability thereof, or any party thereto, shall deny that it has any liability or obligation purported to be created under any such agreement; or

          (i) This Agreement, or any other security document delivered in connection therewith, after delivery thereof pursuant hereto, shall for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any collateral purported to be covered thereby.


6.     Rights and Remedies Upon Default.
       ---------------------------------
Upon the occurrence of any Event of Default and at any time thereafter, USE may proceed immediately to realize upon the Collateral, without the need to institute suit, make demand, exhaust its remedies, or otherwise proceed to enforce its rights. In so proceeding, USE shall have all the rights and remedies of a secured party against a debtor in default under the Nevada Uniform Commercial Code. Notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, shall be deemed reasonable if such notice is given not less than ten (10) days before the time of such sale or disposition. USE, or his designee, nominee or transferee, shall have the right, at his option, to be admitted as a member of the LLC in the place and stead of the Assignor and shall be entitled to all of the benefits attributable thereto. Assignor shall pay USE on demand any and all costs and expenses, including without limitation reasonable attorney's fees incurred or paid by USE in protecting the Collateral or enforcing the Obligations and other rights of USE hereunder, also including without limitation his right to take possession of the Collateral. All such expenses shall be due and considered part of the Obligations whether or not litigation is commenced.
Any proceeds received upon disposition of the Collateral may be applied by USE to the payment of his expenses in connection with protecting or liquidating the Collateral or enforcing the Obligations, and the balance of any proceeds so received may be applied by USE toward payment of the Obligations, in such order of application as USE may from time to time elect.

7.     Termination.
       ------------
This Assignment shall terminate upon the full and complete performance and satisfaction of the Obligations.


8.     Further Action.
       ---------------
Assignor agrees to take such further actions and execute such further documents and instruments (including, without limitation, the execution and delivery of appropriate financing statements with respect to the Collateral and additions thereto or substitutions therefor), as USE may reasonably request, to further confirm or perfect the security interest granted hereby. The parties agree that a photographic or other reproduction of this Assignment shall be sufficient as a financing statement. Assignor shall pay all filing and release fees with respect thereto.

9.     Miscellaneous Provisions.
       -------------------------

          (a)     No Waiver of Rights.
                  --------------------
                  No failure or delay on the part of USE to exercise any rights hereunder shall operate as a waiver of such right, nor shall any single or partial exercise by USE of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to USE hereunder, or under any document delivered hereunder or in connection herewith, or allowed to USE in law or in equity, shall be deemed cumulative and may be exercised from time to time.

        (b)       Notices.
                  --------
                  All communications and notices provided for hereunder shall be in writing and addressed to each party as follows:

                  (i)     To USE at:

                          USE Geothermal, L.L.C.
                          c/o Richard Nelson
                          U.S. Energy Systems, Inc.
                          515 N. Flagler Drive, Suite 202
                          West Palm Beach, Florida 33401

                          with copies to:

                          Robinson Brog Leinwand Greene
                          Genovese & Gluck P.C.
                          1345 Avenue of the Americas
                          New York, New York 10105-0143
                          Fax: (212) 956-2164
                          Attention:  Allen J. Rothman, Esq.



                  (ii)    To the Assignor:

                          ART LLC
                          9490 Prototype Drive
                          Reno, Nevada  89511
                          Attn: Ronald E. Burch

                  Any notice hereunder shall be given by hand or by certified mail, return receipt requested, or by overnight mail. Notices shall be, in the case of those by mailor overnight mail, deemed to have been given or made when deposited in the mail, postage prepaid or with the overnight mail carrier, and in the case of a hand delivery, when delivered. Either party may change the address to which notices are to be sent by giving the other party notice in the manner set forth in this Subparagraph.

          (c)     Governing Law.
                  --------------
                  This Assignment and the rights and obligation of the parties hereunder shall be governed by, and construed, interpreted and enforced in all respects in accordance with the laws of the State of Nevada.

          (d)     Entire Agreement.
                  -----------------
                  This Assignment contains the entire agreement of the parties with respect to the subject matter hereof, and no representation, inducement, promise or agreement between the parties with respect to the subject matter of this Assignment that is not embodied herein shall be of any force or effect. This Assignment may not be modified, amended, or otherwise altered except by written agreement executed by the Assignor and USE.

          (e)     Binding on Successors.
                  ----------------------
                  This Assignment shall be binding upon the Assignor and its successors and assigns, and shall inure to the benefit of USE and its successors and assigns.

          (f)     Severability.
                  -------------
                  No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any collateral therefor shall affect, impair or be a defense to any agreement herein contained. In the event any provision contained in this Assignment is invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

          (g)     Additional Definitions.
                  -----------------------
                  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          (h)     Jurisdiction; Waiver of Jury Trial.
                  -----------------------------------
                  The Assignor hereby irrevocably consents to the jurisdiction and venue of any Nevada State or Federal court located in Reno over any action or proceeding arising out of any dispute between the Assignor and USE.

                  IN WITNESS WHEREOF, the Assignor and USE have caused this Assignment to be executed by each of them as of the date first above written.

                                       ART LLC



                                       BY:_____________________________



ACKNOWLEDGED AND AGREED:

USE GEOTHERMAL L.L.C.



BY:__________________________




                                  SCHEDULE A


Executive Office Address                     Public Filing Offices
------------------------                     ---------------------
9490 Prototype Drive                         Nevada Department of State and
Reno, Nevada  89511                          Local Recording Offices



Address Where Books of
Account and Records are
Maintained
-----------------------

9490 Prototype Drive
Reno, Nevada  89511



Other Addresses Where
Collateral is Located
-----------------------

     N/A


END EXHIBIT 10.33(d)


EXHIBIT 10.33(e)

                                 GUARANTY AGREEMENT


          In order to induce USE Geothermal LLC, a Delaware limited liability company, having its principal office and place of business at 515 N. Flagler Drive, Suite 202, West Palm Beach, Florida, 33401 ("USEG"), to enter into a $1,200,000.00 loan transaction with Reno Energy LLC ("RENO") as reflected in a $1,200,000.00 note from RENO to USEG of even date (the "Note") and a First Amended and Restated Loan and Option Agreement amongst USEG, RENO and certain affiliates of RENO of even date (the "Loan and Option Agreement"), a Security Agreement between USEG and RENO of even date (the "Security Agreement") (the Note, the Loan and Option Agreement and the Security Agreement together referred to as the "Loan Agreements"), and in consideration of all of the benefits which the undersigned guarantors will receive from the loan transaction ART LLC ("ART") and FWC Energy LLC ("FWCE") (the "Guarantors) hereby jointly and severally, unconditionally, directly, irrevocably and absolutely covenant and agree with USEG, its successors and assigns, as follows:

          1.      REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR:
                  ------------------------------------------------
The Guarantors hereby jointly and severally warrant and represent that:

          (a) Each Guarantor shall directly benefit from the loan transaction because, among other things, (i) FWCE and ART are each members of RENO and will receive distribution from RENO from the proceeds of the Loan. Each Guarantor understands that USEG would not enter into the loan transaction with RENO without the guaranty of the Guarantors.

          (b) The Guarantors are duly organized, existing and in good standing under the laws of the State of Utah, and each Guarantor has full power and authority and have obtained all necessary approvals and taken all necessary actions to enter into and perform this Guaranty Agreement which shall be enforceable against each Guarantor in accordance with its terms and execution and delivery and compliance with the terms hereof will not contravene or constitute a default under any indenture, charter, by-laws, commitment, agreement or other instrument to which the Guarantors are a party or by which they are bound or any existing law, rule, regulation, judgment, order or decree to which they are subject. Ron Burch is the sole manager of each Guarantor and Ron Burch and Tom Quinn are the sole members of each Guarantor.

          2.      GUARANTY:
                  ---------

          (a) The Guarantors hereby jointly and severally, unconditionally and irrevocably guaranty to USEG complete and timely (subject to all applicable grace periods, if any) performance by RENO of all of RENO's obligations and duties under the Loan Agreements (all of the foregoing being collectively referred to herein as the "Guaranteed Obligations"). All payments by the Guarantors under this Guaranty Agreement shall be made in coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          (b) The obligations of the Guarantors under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until (i) the Guaranteed Obligations have been satisfied in full in accordance with the terms of such Loan Agreements or (ii) the complete exercise by USEG of its option to acquire a 50% membership interest in RENO under the Loan Agreement, whichever comes first. The obligations of the Guarantors hereunder shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not such event shall occur with notice to, or the consent of, the Guarantors:

                  (i) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of RENO contained in the Loan Agreements or of payment, performance or observance thereof, except that if the Guaranteed Obligations are satisfied, the Guarantor's obligations hereunder are extinguished;

                  (ii) the failure to give notice to the Guarantors of the occurrence of a default under this Guaranty Agreement or of any event of default under the terms and provisions of the Loan Agreements;

                  (iii) the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the interest of RENO in the Loan Agreements or the invalidity, unenforceability or termination of any of the Loan Agreements;

                  (iv) the extension of the time for payment of payments owing or payable under the Loan Agreements or of the time of performance of any obligation, covenant or agreement under or arising out of the Loan Agreements covered hereunder or any extension or renewal of either thereof;

                  (v) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Loan Agreements;

                  (vi) USEG's (or its agents') taking, or failure to take, any remedial action referred to in the Loan Agreements, or of any remedial action under this Guaranty Agreement;

                  (vii) any failure, omission, delay or lack of diligence on the part of RENO or USEG in the enforcement, assertion or exercise of any right, power or remedy conferred on any of them under the Loan Agreements or conferred on USEG in this Guaranty Agreement, or the inability of USEG to enforce any provision of the Loan Agreements or the Guaranty Agreement for any other reason;

                  (viii) the dissolution, sale or other disposition of all or substantially all the assets, liquidation, the marshaling of assets and liabilities, receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting RENO, any Guarantor or the Loan Agreements, or the disaffirmance of the Loan Agreements in any such proceeding;

                  (ix) the release or discharge, in whole or in part, of one or more guarantors (the "Discharged Guarantor") with respect to its/their obligations under this Guaranty Agreement or any other guaranty agreement, or the unenforceability of this Guarantee with respect to any Guarantor, except to extent explicitly provided by such release or discharge and only with respect to the Discharged Guarantor;

                  (x) to the extent permitted by law, any event or action that would in the absence of this clause, result in the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Guaranty Agreement; or

                  (xi) the default or failure of the Guarantors fully to perform any of their obligations set forth in this Guaranty Agreement.

                  (xi) the failure by USEG (or its affiliates) and RENO for any reason to consummate the option described in the Loan Agreement.

          (c) The Guarantors waive notice of the issuance of the Loan Agreements and notice from USEG of its acceptance of, and reliance on, this Guaranty Agreement. The Guarantors also waive presentment, demand for payment, protest and notice of nonpayment and relinquish all rights and remedies accorded by applicable law to guarantors.

          3.      DEFAULT AND REMEDIES:
                  ---------------------

          (a) USEG shall have the right, power and authority to do all things deemed necessary or advisable to enforce the provisions of this Guaranty Agreement and protect their interest in the Loan Agreements and, in the event of default in the timely or complete performance or payment of any Guaranteed Obligation, USEG may institute or appear in such appropriate judicial proceedings as USEG shall deem most effectual to protect and enforce any of its rights hereunder, whether for the specific enforcement of any covenant or agreement in this Guaranty Agreement or in aid of the exercise of any power granted herein or in the Loan Agreements, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of any Guaranteed Obligation when due, USEG may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantors and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantors, wherever situated.

          (b) No remedy conferred upon or reserved to USEG herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity.

          (c) Each and every default in the payment or performance of any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. In the event of such a default, USEG shall have the right to proceed first and directly against any, some or all Guarantors as determined by USEG in its absolute discretion under this Guaranty Agreement without proceeding against any other person or entity, without exhausting any other remedies which it may have and without resorting to any other security held by USEG.

          (d) The Guarantors agree jointly and severally to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by USEG in enforcing or attempting to enforce this Guaranty Agreement or protecting the rights of USEG hereunder following any default on the part of the Guarantors hereunder, whether the same shall be enforced by suit or otherwise, provided that USEG shall pay all of the Guarantors' costs, expenses and fees in the event that it is judicially determined that Guarantors did not default hereunder.

          (e)     THE GUARANTORS UNCONDITIONALLY WAIVE, IN CONNECTION WITH
ANY SUIT, ACTION OR PROCEEDING BROUGHT BY USEG ON THIS GUARANTY, ANY AND EVERY RIGHT THE GUARANTORS MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY,
(III) INTERPOSE ANY COUNTERCLAIM THEREIN, AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

          (f) No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

          4.      GENERAL:
                  --------
          (a) The obligations of the Guarantors under this Guaranty Agreement shall arise absolutely and unconditionally upon the execution of the Loan Agreements. This Guaranty Agreement is separate and independent of the Loan Agreements. Any modification, limitation or discharge of RENO's liability under the Loan Agreements arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding shall not modify, limit, discharge or otherwise affect the liability of the Guarantors under this Guaranty Agreement in any manner whatsoever.

          (b) All moneys recovered by USEG pursuant to this Guaranty Agreement shall be applied to the payment of the Guaranteed Obligations. This Guaranty Agreement is entered into by the Guarantors for the benefit of USEG, but may be enforced only in accordance with the provisions of this Guaranty Agreement. This Guaranty Agreement shall not be deemed any right in, or to be in whole or in part for the benefit of, any person other than USEG and the Guarantors.

          (c) This Guaranty Agreement: (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (iii) may be modified only by an instrument signed by the duly authorized representatives of the parties.

          (d) All notices, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by hand or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below:

     If to USEG:
     -----------

     c/o Richard Nelson
     USE Geothermal, L.L.C.
     c/o U.S. Energy Systems, Inc.
     515 N. Flagler Drive
     Suite 202
     West Palm Beach, Florida 33401
     Telecopy No.:


     With a mandatory copy to:
     -------------------------

     Robinson Brog Leinwand Greene Genovese & Gluck P.C.
     1345 Avenue of the Americas, 31st Floor
     New York, NY  10105-0143
     Attn: Alan Rothman, Esq.
     Telecopy No.: (212) 956-2165


     If to Guarantors:
     -----------------
     C/O Reno Energy, LLC
     9490 Power Plant Drive
     Reno, Nevada
     ATTN:   Ronald E. Burch

     Telecopy No.:


Notices shall be deemed given when delivered by hand (or one business day for reputable overnight courier service), with failure to accept delivery constituting delivery for this purpose. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

          (e) This Guaranty Agreement shall be governed in all respects, including validity, interpretation and effect, by, and shall be enforceable in accordance with, the laws of the State of Nevada. If any provision of this Guaranty Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall be affect any of the remaining provisions.

          (f) This Guaranty Agreement shall be binding on the heirs, successors and assigns of the Guarantors. In the event USEG assigns any rights under Loan Agreements, in whole or in part, or in subdivided parts, USEG shall also have the right to similarly assign its rights hereunder to such assignors without the consent of the Guarantors.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty Agreement to be executed in its name and behalf and, if the Guarantor is a corporation, has caused its corporate seal to be affixed hereto and attested by its duly authorized officers, and USEG has accepted the same, as of the 9th day of April, 1997.



                                       ART LLC


                                       By: ______/s/___________________
                                           Ronald E. Burch


                                       FWC Energy LLC


                                       By: ______/s/___________________
                                           Ronald E. Burch

END EXHIBIT 10.33(e)